                                                                    EXHIBIT 4.14

PENSION PLAN

ELIGIBILITY AND PARTICIPATION  1
  When Participation Begins  1
  If You Are Reemployed By Northern  1
  If You Participated In An
    Acquired Company's Pension Plan  1

FUNDING THE PLAN  1
  Pre-1957  1

VESTING: YOUR
  ENTITLEMENT TO A PENSION  2

UNDERSTANDING KEY
  CONCEPTS AND TERMS  2
  Service  2
  Compensation  2
  The Social Security Offset  2
  The 1996 Covered Compensation Table  3
  Protected Prior Plan Provisions  4
  Minimum Benefit Formula
    For Grandfathered Employees  4

HOW YOUR BENEFIT IS FIGURED  4
  Basic Pension Formula  4

WHEN YOU CAN RETIRE...
  AND WHAT HAPPENS THEN  5
  Normal Retirement  5
  Normal Retirement Payment
    Options At A Glance  5
  Early Retirement  5
  Early Retirement
    Payment Options At A Glance  6
  Postponed Retirement  6
  Vested Terminee Benefit  7
  Vested Terminee Benefit
    Payment Options At A Glance  7

PAYMENT OPTIONS  8
  Single Life Annuity  8
  100% Joint And Survivor Annuity  8
  Level Income  9
  Lump Sum  9
  Benefit Election Requirements  9
  Thinking It All Through  10

SURVIVOR PROTECTION
  FOR YOUR FAMILY  10
  Survivor Protection If Death Occurs
    Before Pension Payments Commence  10
  Survivor Protection If Death Occurs
    After Pension Payment Commences  10
  Death Benefits  11

OTHER INFORMATION
  YOU SHOULD KNOW  11
  Credit For Service During A Leave  11
  Reemployment  11
  Acquired Company Prior Plan Benefit  12
  How The IRS Limits Pensions  12
  Taxes Upon Distribution 12
  Using Your Benefit
    Statement In Your Planning  13

TIP

ELIGIBILITY AND PARTICIPATION  14
  When Participation Begins  14
  How it Happens . . . the Northern-Express/SM/  14

FUNDING YOUR TIP ACCOUNT  15
  It All Starts With Your Savings  15
  Your Savings Choices  15
  After-Tax Contributions  15
  Before-Tax Contributions  15
  Examples Of TIP's
    Before-Tax Savings Advantage  16
  How Much You Can Save  16
  You Can Adjust Your Savings Strategy  17
  The Company Matching Contributions  17
  Rollovers And ESOP Transfers  18

INVESTING YOUR SAVINGS  19
  The Investment Funds  19
  Adjusting Your Investment Strategy  20
  Dividends And Interest  20
  How Your Account Is Valued  20

ACCESS TO YOUR SAVINGS:
  LOANS AND WITHDRAWALS  21
  Loans  21
  Applying For A Loan  22
  Withdrawals  22

DISTRIBUTION OF
  YOUR TIP ACCOUNT  25
  How Distributions Are Made  25
  When You Leave The Company  25
  If You Work Past Retirement  25

OTHER INFORMATION
  YOU SHOULD KNOW  25
  Handling Your Requests  25
  Accessing Northern-Express/SM/  25
  Special Deadlines at Quarter End  26
  Leaves of Absence  26
  Reemployment  26
  Taxes Upon Distribution  26

ESOP

ELIGIBILITY AND PARTICIPATION  28
  When Participation Begins  28

HOW THE ESOP WORKS  28
  The Loan Agreement  28
  After The Loan Is Repaid  29
  Your Stock Is Tax-Free As
    Long As It Stays In Your Account  29
  Determining How Much
    Stock Is Credited To Your Account  29
  When Stock Is Credited  30
  How And When Your Account Is Valued  30
  An Example Of How
    Your ESOP Account Works  30

VESTING  31
  Vesting Schedule  31
  If You Leave The Company  31

YOUR RIGHTS AS A SHAREHOLDER  31
  Dividends And Interest  31
  Voting Your Shares  32

PAYMENT OF YOUR ACCOUNT  32
  When Your Account Is Paid  32
  Deferring Your Distribution  33
  How Distributions Are Made  33
  Distribution Options...
    And Their Tax Consequences  33
  Penalty On Early Distributions  34

OTHER INFORMATION YOU
  SHOULD KNOW  34
  Diversification Of Your Account  34
  Requesting A Distribution  35
  Leaves Of Absence  35
  Reemployment  35

PLAN FACTS
  Future Of The Plans  36
  Plan Limitations  36
  Tax Laws  36
  Insured Pension Benefits  36
  Ownership Of Benefits  37
  How Benefits Can Be Forfeited Or Delayed  37
  Your Rights Under ERISA  37
  Exercising Your Rights  37
  If Your Claim Is Denied  38
  Plan Facts  39
  Calendar Of Events  40

QUICK-FIND INDEX  41

The Retirement Sourcebook has been developed as a reference guide for you to learn about some of the most comprehensive benefit plans in the industry - those which are offered by Northern. This Sourcebook covers all of the pertinent features of the Pension, Thrift-Incentive and Employee Stock Ownership Plans. And, as much as possible, the text has been written in nontechnical terms to make it easier for you to read and understand. Why? Because knowing and understanding your benefit plans is the only way you can fully appreciate each plan and their respective values to you. Therefore, you are encouraged to read through this document in its entirety.

Once you are comfortable with the entire Sourcebook, the Table of Contents and the Quick-Find Index will help you access specific portions of the document efficiently. Keep in mind that while every effort has been made to insure that the plan features reflected in the Sourcebook are accurate, the full Plan Documents prevail in the event of omissions or differences. You can ask to see a copy of the Plan Documents by contacting the Benefits Division.

Now, we invite you to take this opportunity to inform yourself about three benefit plans that can truly make a difference in your life.

                                       i
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                           Retirement Plan Milestones

One year of service.     Your participation in the Pension, TIP and ESOP Plans
                         begins on the first day of the calendar quarter after one year of service, provided you are age 21.

Two years of service.    You become 20% vested in the Company's matching
                         contribution to TIP and 20% vested in your ESOP account.

Three years of service.  You become 40% vested in the Company's matching contribution to TIP and 40% vested in your ESOP account.

Four years of service.   You become 60% vested in the Company's matching
                         contribution to TIP and 60% vested in your ESOP account.

Five years of service.   You become 80% vested in the Company's matching
                         contribution to TIP and 80% vested in your ESOP account.

                         You become 100% vested in your accrued Pension Plan benefit.

Six years of service.    You become 100% vested in the Company's matching
                         contribution to TIP and 100% vested in your ESOP account.

                         You are eligible to diversify a portion of your ESOP account to TIP or receive a portion of your account in cash, provided you are at least age 55.

15 years of service.     You become eligible for early retirement once you reach
                         age 55. If you become totally disabled, Pension Plan benefits continue to accrue.

At age 21.               Your participation in the Pension, TIP and ESOP Plans
                         begins the first day of the calendar quarter after you have one year of service.

At age 55.               You first become eligible for an early retirement
                         benefit from the Pension Plan provided you have at least 15 years of service.

                         You are eligible to diversify a portion of your ESOP account to TIP, provided you have at least six years of service.

At age 59-1/2.           You may withdraw your vested TIP account balance with
                         no tax penalty.

At age 62.               You are eligible for unreduced Pension Plan early
                         retirement benefits if you have 15 or more years of service.

At age 65.               You have reached normal retirement and are entitled to
                         Pension Plan benefits, provided you have at least five years of service.

At age 70-1/2.           You must begin to take your required TIP, ESOP and
                         Pension Plan distribution no later than the April 1 following the year you reach age 70-1/2.

                         If you were a participant in the prior plan of an acquired company at the time of acquisition, you may have different service milestones (see page 12).

 Historically speaking, the Pension Plan is the cornerstone of Northern
  Trust's benefit program. It dates back to 1913, a year when there were maybe a handful of similar plans. Northern Trust, being the visionary it has always been, recognized - and wanted to reward - employees who dedicated their working years to the Company.

  Today, over 80 years later, the plan has changed in response to times and regulations. But what's stayed the same is that you can still count on the Pension Plan to do exactly what it was meant to do three-quarters of a century ago: provide you with a foundation of retirement income for the rest of your life.

ELIGIBILITY AND PARTICIPATION

Virtually everyone employed by the Northern Trust Company is eligible to join the Pension Plan. That includes everyone in Northern Trust affiliates and subsidiaries who have adopted the Pension Plan, but excludes foreign nationals overseas. All we require for participation purposes is that you complete one year of vesting service and are age 21. We'll discuss service in more detail on page 2.

When Participation Begins

Participation automatically begins on the first day of the calendar quarter (January 1, April 1, July 1 or October 1) after you meet the eligibility requirements. There are no enrollment forms to complete.

If You Are Reemployed By Northern

If you are reemployed by Northern following a termination of employment, you will have what is known as a "break in service." Upon your return, your past service will be counted as vesting service and may be counted as credited service. The time you were away may also be counted as vesting service, depending on how long you were gone. Complete details on reemployment are covered on page 11.

If You Participated In An Acquired Company's Pension Plan

If you were a participant in an acquired company's pension plan at the time of acquisition, some eligibility and participation rules may differ from those described in this section. The Benefits Division works with your local management to communicate those differences at the time of acquisition. (See "Acquired Company Prior Plan Benefit," page 12.)

FUNDING THE PLAN

The Pension Plan is completely funded by Northern Trust. There are no employee contributions required, nor are they allowed.

Pre-1957
Until January 1, 1957, Northern people were required to contribute to the Pension Plan. If you were a plan participant then, your contributions will be included in your pension benefit. Since your contributions were taxed when they were made, they are not taxable when they are paid out to you.

VESTING: YOUR ENTITLEMENT TO A PENSION

Generally, you're entitled to a retirement benefit from the Pension Plan after just five years of service, even if you leave Northern before retirement. There is no partial vesting for lesser periods. If you leave the Company before you have completed five years of service, you are not entitled to a benefit from the plan. The following "Service" section describes how service is measured.

UNDERSTANDING KEY CONCEPTS AND TERMS

Pension benefits are usually the least understood of all the benefits offered to employees. We don't want that to be the case with our Pension Plan, so we've tried our best to present the features of the plan in simple terms. There are, however, some relatively complex plan design concepts to grasp.

Three main pieces of the pension formula are service, compensation, and the Social Security offset. Having a clear understanding of these concepts, outlined below, will get you off to a good start in understanding the Plan.

Service

Service is especially important because it is used to determine the following:

l. when your plan participation begins,

2. when you become entitled to benefits,

3. when you can retire early, and

4. along with pay, service figures into the value of your benefit.

How service is counted. In general, your service begins on your first day with the Company, ends when your employment does, and includes all your uninterrupted time as an employee in between up to a maximum of 35 years. In other words, it includes up to 35 years of your time on the Company's payroll. It may even include time you aren't on the payroll (during an unpaid leave of absence or a disability, for example.) (See Other Information You Should Know, "Credit For Service During A Leave," page 11.)

How service is measured. Throughout this section of the Sourcebook, you'll see that service is referred to either as credited service or vesting service. These are the two ways in which the plan measures your time with the Company, and it uses each measurement for different things. For instance, the amount of your benefit and your eligibility to retire early depend on your credited service, while your participation in the plan and your entitlement to benefits depend on your vesting service.

Even though the plan makes a distinction between credited and vesting service, you probably won't have to. For most Northern people, these two measurements will be the same. However, if you leave Northern and later return, special rules apply. (See Other Information You Should Know, "Reemployment," page 11.)

Compensation

In addition to service, your compensation figures prominently in determining the amount of your pension, which is why it's important to note that the plan defines compensation as: "the highest annual average of your compensation during the full calendar months in any five consecutive year period of credited service." Simply put, that's the average of the five years in a row in which your total earnings are the highest. We refer to it as your "high-5" compensation.

What counts as compensation. When the plan figures your high-5 compensation, it considers your base pay (including any before-tax payroll deductions), shift differentials, overtime, and certain Annual Performance Plan incentive awards. However, the IRS requires us to limit the dollar amount the plan uses in determining high-5 compensation. This limit, which is $150,000 in 1996, is indexed to inflation and adjusted upward in increments of $10,000. If your pension compensation exceeds this limit, you may be entitled to a benefit from the Supplemental Pension Plan. (See "How The IRS Limits Pensions," page 12.)

The Social Security Offset

Northern Trust makes sizable contributions to the Social Security system on each employee's behalf, over and above what it pays to provide the Pension Plan. The Company's total Social Security contributions for 1995 alone were approximately $20 million. To balance what we pay toward Social Security and to the Pension Plan, the plan's formula has what is known as a "Social Security offset." While the Social Security offset factor is a fixed percentage, the actual amount of the offset will vary from person to person because it's based on your Social Security covered compensation, which we'll call "covered compensation," for short.

Covered compensation. Covered compensation is the average of the maximum taxable wage bases/1/ for the 35 years ending in the year in which you reach Social Security normal retirement age. Covered compensation increases each year because it's an average, and because the taxable wage base goes up every year. The Covered Compensation Table that applies to employees who retire or leave the Company in 1996 is shown to the right.

The 1996 Covered Compensation Table

Covered compensation is tied to the year in which you reach normal retirement age, so look for your birth year to find your own covered compensation. Unlike the Pension Plan, which generally defines normal retirement age as 65, Social Security "normal retirement" age varies from person to person, depending on the year you were born. For people born before 1938, Social Security normal retirement age is 65; for people born from 1938-1954, Social Security normal retirement age is 66; for people born after 1954, Social Security normal retirement age is 67. Remember, the covered compensation table changes annually. A new one is available from the Benefits Division each year.

A reminder about Social Security. Social Security retirement benefits are not paid automatically; you must apply for them. You can file your application with the Social Security office nearest you, and you should do so at least three months before you plan to retire. Although your Social Security normal retirement age depends on the year you were born, you can arrange to have your Social Security benefit start as early as age 62. You can get more information on Social Security by contacting the nearest Social Security office.

/1/ The maximum taxable wage base is the maximum amount of pay subject to Social Security taxes each year. The maximum taxable wage base for 1996 is $62,700. If your average earnings (up to the taxable wage base) in the three consecutive years in which your earnings were the highest are less than your covered compensation, the offset will be based on those average earnings.

               1996 Covered Compensation Table

                     Year Social Security
                          Retirement        1996 Covered
       Year of Birth    Age Is Reached      Compensation
           1924              1989             $16,968
           1925              1990              18,312
           1926              1991              19,728
           1927              1992              21,192
           1928              1993              22,716

           1929              1994              24,312
           1930              1995              25,920
           1931              1996              27,576
           1932              1997              29,232
           1933              1998              30,888

           1934              1999              32,532
           1935              2000              34,188
           1936              2001              35,796
           1937              2002              37,392
           1938              2004              40,536

           1939              2005              42,108
           1940              2006              43,668
           1941              2007              45,204
           1942              2008              46,692
           1943              2009              48,108

           1944              2010              49,488
           1945              2011              50,844
           1946              2012              52,164
           1947              2013              53,448
           1948              2014              54,588

           1949              2015              55,644
           1950              2016              56,580
           1951              2017              57,444
           1952              2018              58,224
           1953              2019              58,932

           1954              2020              59,592
           1955              2022              60,720
           1956              2023              61,224
           1957              2024              61,644
           1958              2025              61,980

           1959              2026              62,244
           1960              2027              62,448
           1961              2028              62,592
           1962              2029              62,652
           1963              2030              62,700
        and later

For those not yet at Social Security retirement age, the 1996 taxable wage base is assumed to remain unchanged in the future.

Protected Prior Plan Provisions

Most of the Pension Plan provisions apply equally to all Northern people. Plan rules governing participation, vesting, and payment options, for example, are the same for everyone. In some cases however, certain prior plan provisions have been protected for a predefined period of time. We call these "grandfathered" provisions. Throughout this document grandfathered provisions will be identified for you with an asterisk (*).

Participants eligible for grandfathering are Northern people who were employed on December 31, l995. Grandfathering applies up through December 31, 2000 for the plan provisions in effect prior to 1996, as noted below. These provisions are outlined in detail in the December, 1995 Sourcebook Supplement.

- the basic pension formula;
- the minimum benefit formula;
- the joint and survivor benefits;
- the preretirement survivor benefits; and
- early retirement benefits

Minimum Benefit Formula For Grandfathered Employees

Eligible grandfathered employees get the benefit of having their pension compared to a second formula (shown below). If the second formula yields a higher benefit than the l996 formula (shown in the box to the right) covering all eligible years of service with Northern, grandfathered employees will receive the higher benefit.


                       Minimum Benefit Comparison Formula

On the earlier of your termination date or December 31, 2000, your minimum benefit will equal your accrued benefit calculated under the plan formula in effect for you as of December 31, l995 applied to all your years of eligible service up through December 3l, 2000.


The minimum benefit formula is not applied to employees hired January l, l996 or later.

HOW YOUR BENEFIT IS FIGURED

Our plan is referred to as a "defined benefit" plan. That means your pension is calculated according to a specific formula. The actual amount of your pension will depend on a number of factors, such as your age and how much service you have when you retire, your high-5 compensation, and how you elect to take your benefit. But it all starts with the basic pension formula.

Basic Pension Formula

The basic pension formula is where everyone begins. The formula takes into account three things: your credited service up to 35 years, your high-5 compensation, and the Social Security offset. Review the Plan Formula below and then let's apply a dollars and cents example.

                1996 Plan Formula

Step 1   1.8% of high-5 compensation TIMES up
         to 35 years of credited service

                      MINUS

Step 2   .50% of the Social Security covered
         compensation offset TIMES up to
         35 years of credited service

Example. Suppose you retire in 1996 at age 65 with 35 years of credited service and high-5 compensation of $27,000. If you refer to the chart on page 3, you'll see that the Social Security offset for a person born in 1931 is $27,576. The formula always uses the lower of the covered compensation figure from the table on page 3 (in this case $27,576) or the average of your salary in the three consecutive years in which your earnings were the highest. The rest is simple math, as shown below:

Step 1   1.8% of $27,000 = $486; $486 x 35 yrs  $17,010

                           MINUS

Step 2  .50% of $27,000 = $135.00;
             $135.00 x 35 yrs                 - $ 4,725
                                                -------
                                                $12,285*

* Grandfathering applies to eligible participants who will receive the greater value of this formula or the Minimum Benefit Comparison formula as indicated on the left side of this page.

In this example, you would receive an age-65 basic annual pension of $12,285 payable in the manner you elect. (See Payment Options, page 12.)

WHEN YOU CAN RETIRE...AND WHAT HAPPENS THEN
When you retire is pretty much up to you. The Pension Plan offers you several retirement dates from which to choose, as well as a say in how your pension is paid.

Normal Retirement

Retiring at age 65 is considered a normal retirement. It's the point at which you become eligible to retire and receive a benefit. The only exception to this rule applies to those who joined Northern after age 60, in which case normal retirement is the earlier of completion of five years of vesting service or five years of participation.

What happens then. The way your benefit is normally paid depends on your marital status at retirement. If you are not married when payments begin, your pension will be paid as a single life annuity. As its name implies, a single life annuity is paid over one lifetime: yours. You receive a prorated benefit if your first month of retirement is a partial month; a fixed benefit each month thereafter. The monthly amount is determined by the plan formula - for as long as you live. Payments stop when you die.

If you are married at retirement, your pension will be paid as a 50% joint and survivor benefit. A joint and survivor benefit pays you a reduced benefit for your lifetime. When you die, your spouse receives one-half of your benefit for the rest of his or her life. A joint and survivor benefit pays smaller monthly benefits than you would normally get under a single life annuity. That's because payments are expected to be made over two lifetimes - yours and your spouse's - instead of yours alone. But reducing your monthly benefit lets you continue half of it to your surviving spouse if you die.

If your surviving spouse dies before your unmarried dependent children reach age 21, payments may continue to your children. (See Survivor Protection For Your Family, "Eligible Survivors," page 10.)



Normal Retirement Payment Options At A Glance

The following automatic and optional forms of payment may be available to you at normal retirement. See Payment Options, page 8, for more details on how each works and how you may elect one.

- 50% joint and survivor annuity (the automatic form of payment for married employees)

- Single life annuity (the automatic form of payment for single employees; an option for married employees)

- Lump sum

- 100% joint and survivor annuity (for married employees who retire with 15 or more years of credited service)

Early Retirement

The pension plan allows for retirement prior to age 65. You can retire early anytime after you reach age 55 and complete 15 years of credited service. If your career with Northern ends before your 65th birthday, you may elect:

- To receive your full pension entitlement beginning at age 62 (or your age at termination if later); or

- To receive a reduced pension beginning at your early retirement age. The reduction factor is 0.5% for each month (6% for each year) you receive payments prior to your 62nd birthday.

Let's see how each of these choices work in the following example:

Example. We will use the same retirement year and salary assumptions from the previous example on page 4 but let's say you take early retirement at age 57 with 27 years of credited service instead of normal retirement at age 65, when you would have had 35 years of credited service. Step-by-step, here is what it looks like.

Step 1  1.8% of $27,000 = $486; $486 x 27 yrs  $13,122

                          MINUS

Step 2  0.5% of $27,000/1 /= $135; $135 x 27 yrs  -3,645
                                                  ------

        Pension payable at age 62                $ 9,477/yr*
                                                 $   789/mo
                          MINUS

Step 3  Apply the reduction for early
        retirement from age 62. Age 57
        is 60 months early;
        60 x 0.5% = 30%; 30% of $9,477       -2,843
                                            -------

        Pension at age 57                   $ 6,634/yr*
                                            $    552/mo

When payments begin. You can choose to have your benefits begin immediately or payment can be deferred up to your Normal Retirement Age. A lump sum payment can be deferred up to age 62.

Early Retirement Payment Options At A Glance

The following automatic and optional forms of payment are available to early retirees regardless of when their pension begins. See Payment Options, page 8, for more details on how each works and how you may elect one.

- 50% joint and survivor annuity (the automatic form of payment for married employees)

- Single life annuity (the automatic form of payment for single employees; an option for married employees)

- Lump sum

- 100% joint and survivor annuity (for married employees who retire with 15 or more years of credited service)

- Level income




Electing an early retirement. If you decide to retire early, contact the Benefits Division for information on benefits and the required forms. You should do this about three to six months before you expect to retire since your benefit election must be made in writing within the 90-day period prior to your last day worked or your payment will be delayed.

Postponed Retirement

You may postpone your retirement past age 65. In that case, you continue to earn credited service (up to a maximum of 35 years) and your retirement date is the last day you are paid. However, if you are still working after age 70-1/2, the law requires that you start to receive your vested accrued benefit no later than April 1 of the year following the calendar year in which you turn 70-1/2./2/

What happens then. The automatic and optional forms of benefit payment available to you at normal retirement are also available to you at postponed retirement. (See "Normal Retirement Payment Options At A Glance," page 5.)





/1/ The formula always uses the lower of the covered compensation figure from the table on page 7 (in this case $42,108 based on a 1939 birth year) or the average of your salary in the three consecutive years in which your earnings were the highest.

* Grandfathering applies to eligible participants who will receive the greater value of this formula or the Minimum Benefit Comparison formula as indicated on page 4.

/2/ This automatic pension commencement provision does not apply to employees who reached age 70-1/2 before January 1, 1988, provided they were not five percent owners of the Company in the year in which they reached age 66-1/2, or any subsequent year.

Vested Terminee Benefit

If you leave the Company for any reason after you have five or more years of vesting service but before you are retirement eligible (age 55 with 15 or more years of service or, your normal retirement age), you will be entitled to a vested terminee benefit. The benefit is calculated using the basic pension formula.

What happens then. A vested terminee benefit normally begins when you reach 65. However, upon your termination you have a one-time election opportunity to commence your benefit effective the first of the month following termination. If you choose to start your benefit immediately, it will be actuarially adjusted to reflect early commencement. If you defer commencement of your benefit and have less than 15 years of service, your benefit will start at age 65. If you have 15 or more years of service, you can defer commencement of your benefit to anytime between ages 55 and 65.

Example: Suppose you were hired in 1980 at age 25 and you leave Northern in September, 1996 with 16 years of service. While employed, your average compensation was $27,000. You are eligible to either commence your benefit immediately (monthly annuity or a lump sum) or, since you have 16 years of service, you can defer commencement of an annuity to any time between the ages of 55 - 65. Using the plan formula on page 4 here's what the calculation produces.

Step 1   1.8% of $27,000 = $486; $486 x 16 yrs  $7,776

                           MINUS

Step 2  .50% of $27,000/1/ = $135.00;
        $135.00 x 16 yrs                      - $2,160
                                              --------
                                                $5,616*

       Age 65 Monthly Benefit                   $  468/mo

       Age 55 Monthly Benefit                   $  187/mo
       (Reduced by 6%/yr for 10 yrs)

       Immediate Annuity                        $   51/mo
       (Reduced from age 55 by
       actuarial table)

/1/ The formula always uses the lower of the covered compensation figure (in this case $60,720) or, the average of your salary in the three consecutive years in which your earnings were the highest.

* Grandfathering applies to eligible participants who will receive the greater value of this formula or the Minimum Benefit Comparison formula as indicated on page 4.

Vested Terminee Benefit Payment Options At A Glance

Here are the automatic and optional forms of payment available to you as a vested terminee if the total value of your benefit at termination of employment is equal to or greater than $3,500. If the value is less than $3,500, your payment will automatically be paid as a lump sum. See Payment Options, page 8, for more details on how each works and how you may elect one.

- Immediate lump sum (can only be chosen at termination)

- Immediate 50% joint and survivor annuity/2/ or single life annuity

- Deferred 50% joint and survivor annuity/2/ (the automatic form of payment for married employees)

- Deferred single life annuity (the automatic form of payment for single employees; an option for married employees)

/2/ This is available by taking an actuarial reduction on your single life annuity.

When payments begin. You can choose to have the payment of your benefits begin immediately, or payment can be deferred according to the schedule below.

       Vested Terminee Benefit Payment Options

Credited
Service             Annuity             Lump Sum

Less than       Can be deferred     Available upon
15 years        to age 65           termination
                                    only - no deferral

Equal to or     Can be deferred     Available upon
greater than    to anytime from     termination
15 years        age 55 to 65*       only - no deferral

* Payments that begin before age 65 will be reduced to reflect your age at commencement.

PAYMENT OPTIONS

Most employees will probably find that the automatic forms of payment - the single life annuity for unmarried employees and the 50% joint and survivor annuity for married employees - will meet their need for a steady source of retirement income. But since everyone likes to have a choice, payment options are built into our Pension Plan. This section outlines what those options are. As you review your payment options, keep in mind that if you are married and want to elect an optional form of payment, you must provide the Company with your spouse's written, notarized consent.


Forms Of Pension Payment At A Glance

Type of                   Methods of Payment
Retirement          Automatic               Optional

Normal or      - Single employees:     - lump sum
Postponed        single life annuity

               - Married employees:    - lump sum
                 50% joint and         - 100% joint and
                 survivor annuity        survivor annuity*
                                       - single life annuity

Early          - Single employees:     - lump sum
                 single life annuity   - level income

               - Married employees:    - lump sum
                 50% joint and         - level income
                 survivor annuity      - 100% joint and
                                         survivor annuity*
                                       - single life annuity

Vested         - Single employees:     - lump sum
Terminee         single life annuity

               - Married employees:    - lump sum
                 50% joint and         - single life annuity
                 survivor annuity

*  For married employees with 15 or more years of credited service


Single Life Annuity

A single life annuity is the automatic form of payment for unmarried employees. But it is also available as an option to married employees. If you elect a single life annuity, you would get the full monthly benefit determined by the plan's formula. Single life annuity payments are made to you for your life. Payments end when you die. (See When You Can Retire... And What Happens Then, page 5.)

100% Joint And Survivor Annuity

This option is available under Normal, Early, or Postponed retirements and to certain acquired company prior plan participants. You may elect the 100% joint and survivor annuity if you have 15 or more years of credited service and you are married when you retire. You would receive reduced monthly payments for life. After your death, your surviving spouse would receive the same monthly benefit you received, for the rest of his or her life. Your monthly payments are reduced to account for the extra income your spouse is expected to receive.

Example. To illustrate how this works, we'll look at two employees, Tom and Joan. To keep things simple, we'll ignore discount rates and the time value of money, but make the following assumptions:

- Both Tom and Joan have identical service and salary and retire at the same age with a pension of $1,000 a month.

- Tom is married and his wife is younger than he is.

- Joan is single.

- Both employees are expected to receive benefits for 15 years, which means they would each receive 180 monthly payments. Tom's wife is expected to receive payments for 10 years following Tom's death (that is, she will receive 120 monthly payments).

Joan's Pension

The total value of Joan's pension is $180,000:
$1,000 a month x 180 months = $180,000

Tom's Pension

Tom and his wife are entitled to a reduced 50% joint and survivor annuity. The total value of the payments they both receive must add up to $180,000. It works out like this:

Tom:       $750/month x 180 months  =$135,000
+ spouse:  $375/month x 120 months  =$ 45,000
-----------------------------------------------
Total Value of Tom's Pension        =$180,000*

* Grandfathering applies to eligible participants who will receive the greater value of this formula or the Minimum Benefit Comparison formula as indicated on page 4.

If Tom and his wife elect the 100% joint and survivor annuity, Tom's monthly benefit will be reduced:

Tom:       $600/month x 180 months  =$108,000
+ spouse:  $600/month x 120 months  =$ 72,000
----------------------------------------------
Total Value of Tom's Pension        =$180,000*


As you can see, Tom and Joan each would be entitled to a $180,000 pension. But because Tom opts to provide his wife with a continuing income after his death, he's willing to "trade off" part of his benefit. How much Tom actually gets depends on how much of his benefit is continued to his wife. For example, he'd get $750 a month if he chose to have 50% of his benefit continue to his wife; he'd get $600 a month if she were to receive 100% of his benefit.

Level Income

This form of payment is an option for Northern people with 15 or more years of credited service who retire before their Social Security retirement benefits begin. It provides both survivor protection and increased pension payments until Social Security benefits start. Once your Social Security benefits begin, your Pension Plan benefit is reduced. Your pension before you receive Social Security would be about the same as the total of your pension and Social Security benefits, hence the "level income" throughout retirement.

If you die while receiving payments under the level income option (before or after your social security benefits begin), your spouse would receive 50% of the pension you would have been entitled to under the 50% joint and survivor annuity at your early retirement date. This survivor benefit is actuarially reduced.*

Lump Sum

Instead of monthly payments, you may elect to have your pension paid in one cash payment. The payment will be of the same actuarial value as the pension you otherwise would automatically receive. When converting your monthly payments to a lump sum, a 30 Year Treasury Rate (which is adjusted quarterly) is used to calculate the present value of your annuity. If you retire from the Company, payment will be made at the end of the month following your retirement date. If you leave the Company with a vested terminee benefit, payment will be made at the end of the month after 120 days have elapsed following your last day with the Company./1/

* Grandfathering applies to eligible participants who will receive the greater value of this formula or the Minimum Benefit Comparison formula as indicated on page 4.

If the value of your pension is less than $3,500. If the total value of your benefit at retirement or termination of employment is $3,500 or less, your benefit will automatically be paid as a lump sum.

Benefit Election Requirements

When you must apply to the Benefits Division for your pension depends on two things:

- Your status when you leave the Company (that is, whether you are a retiree or a vested terminee); and

- how you want your pension paid to you.

          Benefit Election Requirements

                   Retirees         Vested Terminees

When to apply
for benefits:
- Automatic form   Application      Application
  of payment       required upon    required upon
                   decision to      termination
                   retire

- Optional form    Election Form    Election Form
  of payment       due by last day  due within
                   of work          90 days after
                                    benefit informa-
                                    tion is provided

Revoking your      Any time before  Any time before
payment election   payments begin   payments begin

Automatic and optional forms of payment are outlined on page 8.


/1/ Under a transition rule, lump sum distributions paid in the first 6 months of 1996 will never be less than the amount calculated using the January 1995 PBGC rate of 6%. As before, a factor of 1.2 will be applied to this rate for vested terminees with a lump sum value over $25,000.

Thinking It All Through

As you can see, much thought goes into when to retire and how to have your pension paid. As your retirement nears, the Benefits Division will discuss all of the options with you in detail. Also keep in mind that Pension Plan distributions will have some tax implications. (See Other Information You Should Know, "Taxes Upon Distribution," page 12.) We recommend that you discuss the pros and cons of any benefit payment with your tax advisor.

SURVIVOR PROTECTION FOR YOUR FAMILY

The primary purpose of the Pension Plan is to provide you with retirement income. But the plan also provides - and pays for - a measure of financial protection for your spouse/1/ and in some instances, for your children too, after your death. The extent and amount of survivor protection depends on your credited service. The spouse and eligible children provision covers Northern people with 15 or more years of credited service, while the spouse only provision is for employees who die with at least five but less than 15 years of credited service.

Survivor protection is provided automatically. It may not be waived unless you elect a lump sum pension or single life annuity.

Survivor Protection If Death Occurs Before Pension Payments Commence
This form of survivor protection is payable under one of the following three circumstances:

- if you die while employed by Northern after you are vested;

- if you die after leaving Northern with a deferred retirement or vested terminee pension (and before payments commence); or

- if you die after you are vested and while receiving benefits from the Northern Trust Long Term Disability Plan.

/1/ In the case of a Vested Terminee or Retiree who deferred commencement of their benefit, or an in-service death of a vested employee, by "your spouse" we mean the person to whom you are married when you die. If you die as a Vested Terminee or Retiree who is receiving a benefit, your surviving spouse, in order to receive this benefit, must be the person to whom you were married on the date you commenced your benefit.

If your death occurs under these circumstances, your survivor would be entitled to a monthly benefit equal to one-half of the benefit you would have received if you had terminated on the day before you died (or on your actual termination date, if earlier) and elected the 50% joint and survivor form of payment.*

Eligible Survivors. Certain family members are entitled to survivor benefits based upon your length of service;

- if you have less than 15 years of credited service, your spouse alone is entitled to the survivor benefit which will be payable for his or her lifetime.

- if you have 15 or more years of credited service, your spouse and unmarried children under age 21 count as eligible survivors. Thus, if you die without a spouse, each child would receive the survivor benefit for as long as he or she was eligible (i.e., less than age 21 and unmarried). If your spouse were to die after you and be survived by eligible children, the survivor benefit would continue while those children remain eligible. Note that:

  - if you have no spouse and more than one eligible child, the survivor benefit will be divided equally among the eligible children; and

  - children born or adopted after you leave Northern are not eligible for a survivor benefit.

When Payments Begin. When survivor benefits may commence is based on the same options that would have been available to you at the time of your death. All survivor benefits are reduced for early commencement and are adjusted for the 50% joint and survivor form of payment.

Survivor Protection If Death Occurs After Pension Payment Commences

If you die after pension payments have commenced, a survivor benefit will be payable only if you elected the 50% or 100% joint and survivor form of pension at the time your payments commenced.



*Grandfathering applies to eligible participants who will receive the greater value of this formula or the Minimum Benefit Comparison formula as indicated on page 4.

Death Benefits

There are also times when an additional lump sum death benefit may be payable to your beneficiary. If you were working at least 20 hours a week before you retired and were receiving monthly retirement benefits, your beneficiary is eligible for this special benefit. The death benefit is $5,000. If you choose a lump sum for your retirement payment, your death benefit will be cashed out in a lump sum at the time of your retirement.

OTHER INFORMATION YOU SHOULD KNOW

Credit For Service During A Leave

The following chart shows how credit is given for service under the following circumstances: an unpaid leave of absence, military leave, short term disability, and long term disability.

Unpaid Leave of Absence    Counts as vesting and
of Up To One Year          credited service.
including Family Care
Leave

Military Leave             Counts as vesting and
                           credited service if you return
                           to the Company within the
                           period required under law.

Short Term Disability      All leave time counts for
                           vesting and credited service.

Long Term Disability       If you have at least 15 years
                           of credited service when
                           disability begins, all time
                           counts for vesting and
                           credited service. If you have
                           less than 15 years of credited
                           service when disability
                           begins, nine months can
                           be counted for both vesting
                           and credited service.

Reemployment

Vesting Service. If you leave and are later reemployed by Northern, your past service will count as vesting service.

Credited Service. If you leave and are later reemployed by Northern, your past service will count as credited service if either -

- you did not receive a lump sum from the Plan when you left or

- you repay the lump sum distribution you received from the Plan (with interest)

  - within five years of the date of your reemployment (if your reemployment occurs on or after January 1, 1994, and if your break in service was less than 5 years) or

  - at any time prior to termination of employment (if your reemployment occurred prior to January 1, 1994).

If you do not repay the lump sum or are not eligible to repay the lump sum, your pension when you eventually retire or leave again will be based on the plan formula and your salary years and credited service after your return.

Break in Service. Your break in service (the period of time between your termination of employment date and reemployment date) will count as vesting service (but not credited service) if the break in service is less than one year.

Reemployed Retirees. If you were receiving monthly payments from the Plan when you are reemployed, your monthly payment may be withheld in the following situations:

- your monthly payment will be withheld for any month after your normal retirement age in which you work for Northern for eight or more days; and

- your monthly payment will be withheld for any month prior to your normal retirement age in which you work for Northern.

Upon your subsequent termination of employment, your monthly benefit payable from the Plan will be recalculated to take into account salary and service earned after your reemployment. Monthly payments will recommence no later than three months following your subsequent termination of employment.

Employees Reemployed on or after January 1, 1996. If you were originally employed prior to 1996, left, and are reemployed by Northern on or after January 1, 1996, benefit determinations will be considered under the Plan in effect upon your reemployment. Your past service will be considered for vesting and credited service in the manner described above to determine your Plan benefit under the current provisions.

To the extent your past service is considered credited service after your reemployment (i.e., you did not receive a lump sum distribution or you repaid the lump sum distribution) - that service period is considered under the grandfathered formula and options, the value of which would be the minimum benefit you would receive upon subsequent termination.

Acquired Company Prior Plan Benefit

If you worked for an affiliate of the Company prior to the date of affiliation, you may have certain other grandfathered provisions from a prior plan or special vesting and credited service dates agreed to at the time of the affiliation.

Affiliate benefit merger agreements are documented in detail as part of the Plan Document. Be sure to review your affiliate service dates with the Benefits Division when you discuss your retirement benefit options.

How The IRS Limits Pensions

While the Pension Plan uses a specific formula to determine your benefit, the amount of that benefit is subject to certain IRS limits. These limits, which generally affect only highly-paid employees, change from time to time as tax laws change. Therefore, your benefit may be reduced due to IRS limits. When this applies, you may receive a payment from the Supplemental Pension Plan. Payments from this plan do not qualify for any special tax treatments available for payment from the Qualified Pension Plan.

Taxes Upon Distribution

The tax treatment of your pension depends on whether you take it as an annuity or in a lump sum, among other factors. Annuity payments are taxed as ordinary income in the year in which they are received. You are responsible for paying these income taxes, which you can do by having taxes withheld from your pension payments. Alternatively, you can elect in writing on the appropriate form not to have taxes withheld.

Lump sums are treated differently. If you elect a lump sum distribution, you have three choices for the taxable portion of your payout:

- Request a Direct Rollover to an IRA or another employer's qualified plan, in which case you continue to defer paying taxes; or

- take it in cash, in which case it is considered taxable income, and 20% for federal taxes will automatically be withheld; or

  Note: With this option you still have 60 days to roll over your lump sum distribution to an IRA or other qualified plan.

- split your distribution to have some directly rolled over and some paid in cash with taxes withheld.

If you choose not to roll over your lump sum, you are responsible for paying the income taxes that apply in the year you receive your payment.

Five-year forward averaging. If you have at least five years of Pension Plan participation and are 59-1/2 years old or older, you may qualify under current tax law for a tax advantage called "five-year forward averaging." In general, five-year forward averaging can prevent payment of your lump sum from forcing you into a higher tax bracket. You can take advantage of five-year forward averaging only once.

Ten-year forward averaging. This special tax treatment is available only if you were at least age 50 before January 1, 1986 and you have at least five years of Pension Plan participation. It's similar to five-year forward averaging, only your taxes are calculated over a 10-year period instead of a five-year period. You can take advantage of this tax treatment only once, and you cannot use both five and 10-year forward averaging.

Capital gains treatment. Capital gains treatment, in which income is taxed at a special low rate, is limited to the portion of your lump sum attributable to pre-1974 service. It's generally available only for distributions received before 1992 (subject to a special phase-out rule).

However, if you were at least age 50 before January 1, 1986, you can get it at any time. If you elect capital gains treatment on pre-1974 amounts, the rest of your lump sum may be taxed as ordinary income or under the five- or 10-year forward averaging rules.

Excise tax. Current tax law imposes a 10% penalty on any lump sum distribution made before age 59-1/2. The excise tax does not apply under any of the following circumstances:

- you meet the requirements for early retirement;

- you are 59-1/2 or older;

- the distribution is made to your beneficiary in the event of your death;

- you become totally and permanently disabled (and you qualify for Social Security disability benefits);

- the distribution is rolled over to another tax-favored plan, such as a rollover IRA or other qualified plan within 60 days of receiving the distribution;

- the withdrawal is used for tax deductible medical expenses (that is, those expenses that are greater than 7.5% of your adjusted gross income); or

- payment is made to an alternate payee, as mandated by a Qualified Domestic Relations Order.

Tax laws are complicated and subject to change. Individual tax treatment can vary greatly from employee to employee. You should consult a professional tax counselor or financial advisor before electing or receiving a distribution.

Using Your Benefit Statement In Your Planning

Your annual benefit statement is a very important financial planning tool. Among other things, it gives you an estimate of what you can expect from the Pension Plan. Your statement also estimates your Social Security retirement benefit, and your benefits from two other Northern Trust plans that figure so prominently in your future: TIP and ESOP. If you have any questions about your benefit statement, the Benefits Division can answer them.

TIP started out in 1958 as a savings plan. (Or what was known in those days as a "thrift" plan.) It was designed to encourage Northern people to put something away for the future. Recognizing that a systematic method of saving isn't always easy, TIP offered an incentive to join the plan: matching contributions.

The Thrift-Incentive Plan is still meant to encourage saving - for retirement in particular. But, over the years, TIP has evolved into much more than a "thrift" plan. Today's TIP is a multi-faceted plan that combines tax-advantaged savings, profit-sharing, and a broad range of investment opportunities. It's a voluntary plan. But the incentive is one of the most competitive offered. And since 90% of those eligible currently contribute to TIP, it's obvious that most of you recognize a good thing.

ELIGIBILITY AND PARTICIPATION

Virtually everyone employed by the Northern Trust Company is eligible to participate in TIP. That includes everyone in Northern Trust affiliates and subsidiaries who have adopted TIP, but excludes foreign nationals overseas. All we require for participation purposes is that you finish a year of service with Northern, and that you're age 21.

When Participation Begins

Once you're eligible, you can start participating on the very next quarterly enrollment date. TIP enrollment is held four times a year: January 1, April 1, July 1 and October 1. The Benefits Division keeps track of who's eligible to join TIP and when. They'll contact you before your first enrollment opportunity.

Joining later on. You don't have to join TIP as soon as you're eligible. In fact, if you don't enroll the first time you're eligible, you can join on any following payroll date. But, you are encouraged to join as soon as eligible since the Company match (described later on) is based on the contributions you make each pay period. (See "The Company Matching Contributions," page 17.)

About your enrollment. Joining TIP requires a lot of decisions on your part. For example, you have to tell us how much you want to save, whether it's on a before- or after-tax basis, how you want your savings invested, and so on. You'll tell us all of this during your TIP enrollment process. Your enrollment directions will also serve as your authorization to Northern Trust to take your TIP contributions out of each paycheck.

Naming a beneficiary. You'll also be asked to name a beneficiary. That tells us to whom your TIP account balance should be paid in case you die before you retire or leave Northern Trust. You may name anyone you choose as your beneficiary. But, by law, if you are married, you must name your spouse as your beneficiary. The only time this provision is waived is when your spouse agrees to it in writing. Your spouse's waiver must be notarized and filed with the Benefits Division.

How it Happens . . . the Northern-Express/SM/

Most of what you do throughout your participation in TIP will happen through an interactive voice response system called Northern-Express/SM/ which was designed to handle your requests. Northern-Express/SM/ is a convenient 24 hour telephone system that enables you to access information about your account, simply by using a touch tone telephone. You will use it to enroll in the plan, make investment elections and changes, transfer balances, request loans or withdrawals, and a variety of other activities.

You can access Northern-Express/SM/ by calling 1-800-291-PLAN(7526) and using your Personal Identification number (PIN). Use of your PIN authorizes us to treat the touch tone responses you make as your electronic signature, having the same binding effect as your written signature. Also, anytime you complete a transaction on Northern-Express/SM/ you will be sent a written confirmation of that activity.

FUNDING YOUR TIP ACCOUNT

TIP is funded with your savings and with Northern Trust's contributions on your behalf. Since the Company's contributions are partially dependent upon the achievement of a Corporate net earnings goal, it is considered a contingent thrift savings plan. Whatever money you direct to TIP, and whatever the Company adds to it, is invested for potential tax deferred growth.

                             [CHART APPEARS HERE]

It All Starts With Your Savings

TIP starts with your savings. You've got to put money into the plan to be entitled to Northern's match. The more you save, and the longer you're in, the more Northern will add to your account, and the greater your retirement savings will be.

Your Savings Choices

Whatever you decide to save in TIP comes out of your paycheck. How it comes out is up to you, since you have two choices:

- before taxes are taken out; or

- after your pay has been taxed.

You can even opt for a combination of the two with a total limit of 12%. Once you decide which way and how much to save, the money is taken from each paycheck and automatically credited to your TIP account. Before making your savings decisions, keep in mind that the rules for withdrawing your before-tax savings are different from those for after-tax savings.

Your "pay" for TIP purposes. For purpose of TIP, your pay is your annual base salary, plus shift differentials. Severance pay, overtime, bonuses or other types of compensation don't count.

Whatever you save is always yours. Whatever you contribute to TIP is always yours. After all, it's your money. So, naturally, you have a non-forfeitable right to your own contributions and your earnings, including any rollover contributions and ESOP transfers. The actual value of your account depends on the funds in which you invest your savings which are subject to market fluctuations.

After-Tax Contributions

When you save with after-tax dollars, you're contributing money that has already been taxed. You may contribute up to 12% of your pay on an after-tax basis. (The Tax Reform Act of 1986 changed the way withdrawals of after-tax savings are treated. See Access To Your Savings: Loans And Withdrawals, page 21 and Withdrawals of after-tax money, page 24.)

Before-Tax Contributions

TIP, which qualifies as a 401(k)* plan, lets you save up to 12% of your pay on a before-tax basis. When you save with before-tax dollars, you're actually telling the Company to direct your money to your TIP account instead of to your paycheck. Since whatever you save is not considered taxable income, you shelter part of your current income from federal taxes.

The tax advantage doesn't end there. Your before-tax contributions stay sheltered from taxes for as long as they remain in the plan. That's usually until you retire or leave Northern. That's also when the tax-free status ends. (See Other Information You Should Know, "Taxes Upon Distribution," page 26 for more information on TIP and taxes.)

Most states and cities follow the federal tax rules for before-tax contributions. However, depending on where you live, you may have to pay state and local taxes on before-tax contributions. You should check with your own tax advisor to find out whether or not you are liable for these taxes.

*401(k) refers to a section of the Internal Revenue Code that lets employers offer tax-deferred savings vehicles to their employees.

Your other Company benefits. When you save with before-tax money, your W-2 form will show your earnings net of your before-tax savings. But your full pay will be used to determine your other Northern Trust benefits (such as life insurance, pension and disability benefits). And, since Social Security deductions stay the same, saving with before-tax dollars will not reduce your future Social Security retirement benefits.

The Internal Revenue Service has specified savings limits which may affect your deposit amounts.

- First, there is an overall maximum on the dollar amount you may deposit to TIP on a before-tax basis each year. This maximum changes annually to follow changes in the cost of living. For 1996, the maximum is $9,500.

- Next, "highly-paid" employees may have their before-tax or after-tax deposits limited to a specific percent of pay if overall plan participation among Northern people does not satisfy the IRS participation tests. ("Highly-paid" employees were originally defined as those earning at least $50,000 a year, and updated annually.) For example, if your 1996 annual salary is $66,000 or more, your before-tax contributions will be limited to 7%.

- Finally, there is a limit on the amount of pay that can be considered for TIP purposes, which for 1996 is $150,000.
The TIP/ESOP Representatives will notify anyone affected by these limits.

Examples Of TIP's Before-Tax Savings Advantage

The best way to see the advantage of before-tax savings is by example. The ones that follow are based on 1996 federal income tax withholding schedules and FICA tax rates. Your actual tax savings could be even greater, because most states allow you to defer state income taxes. Naturally, the amount of tax you actually pay will depend on current tax rates and your own financial situation.

Example A. This example assumes you are married, earn $25,000 a year, claim three federal income tax exemptions and currently save 4% of your gross pay in TIP. Since you can save that 4% on either an after-tax or before-tax basis, what we've shown here is how saving on a before-tax basis can actually increase your take-home pay.

                              TIP         TIP
                           After-tax   Before-tax
                            Savings     Savings

Annual Gross Pay           $25,000.00  $25,000.00
TIP Before-tax Savings     -      -0-  - 1,000.00
                           ----------  ----------
Taxable Income             $25,000.00  $24,000.00

Estimated Federal
Income Tax Withholding*    $-1,638.00  $-1,488.00
Social Security Tax         -1,912.50   -1,912.50
TIP After-tax Savings      - 1,000.00  -      -0-
                           ----------  ----------
Take-home Pay              $20,449.50  $20,599.50

Increased Take-home Pay                      $150

*    Based on 1996 tax rates.

Example B. In the following example, we've shown a married employee earning $50,000 a year, claiming three federal income tax exemptions, who saves 10% of gross pay in TIP.

                               TIP          TIP
                            After-tax    Before-tax
                             Savings      Savings

Annual Gross Pay            $50,000.00  $50,000.00
TIP Before-tax Savings      -      -0-  - 5,000.00
                            ----------  ----------
Taxable Income              $50,000.00  $45,000.00

Estimated Federal Income
Tax Withholding*            $-5,388.00  $-4,638.00
Social Security Tax          -3,825.00   -3,825.00
TIP After-tax Savings       - 5,000.00  -      -0-
                            ----------  ----------
Take-home Pay               $35,787.00  $36,537.00

Increased Take-home Pay                       $750

*    Based on 1996 tax rates.

How Much You Can Save

The most you can save in TIP is 12% of your pay. But, you can save in any combination you like, as long as it's in whole percentages, and doesn't go over the 12% limit. The most you can save each year dollar-wise on a before-tax basis is determined by law. The rules can change from year to year. The TIP/ESOP Representatives will let you know if your elected before-tax contributions exceed the legal limit.

You Can Adjust Your Savings Strategy

Once you elect how much of your pay you want to save, you are not locked into your choice. You can change your contribution amount any pay period by calling Northern-Express/SM/. (See Other Information You Should Know, "Handling Your Requests," page 25.)

The Company Matching Contributions

Northern Trust will match a portion of what you save each year. The maximum Company contribution depends on Northern Trust's earnings for the year. There is also a minimum Company contribution that is granted regardless of earnings results.

The maximum Company match can be as high as $1.00 for each $1.00 you save up to 4% of your pay. The minimum match of $ .50 for each $1.00 you save up to 4% of your pay is paid annually regardless of whether or not Corporate earnings goals are met. If the total Company match is paid ($1.00 for each $1.00 you save up to 4%) it translates into an additional 4% of pay Company contribution each year!

For example, if you earn $25,000 and decide to save 4% in TIP:

                            ($25,000 x 4% = $1,000)

The minimum match is     $ .50:   1,000 x $ .50 =  $  500.00

The additional match
 could be as high as     $ .50:   1,000 x $ .50 =    +500.00
                         ------                    ---------

The maximum match is:    $1.00:                    $1,000.00

$1,000/$25,000 = 4% of your salary.

To get the full 4% matching contribution, two things must happen. First, you must contribute at least 4% of pay each pay period and be an eligible participant at year-end. If you leave the Company before December 31, you won't be eligible for any of the year's matching contribution unless you retire, become permanently disabled, take an authorized leave of absence, or die during the year. In any of these events, the Company contribution to your TIP account will be based on your contributions that year.

The second event that triggers the maximum Company match is financial performance. The maximum matching contribution is linked to profits. Or, more specifically, to earnings. When the Company's earnings goal is met - which has been the case every year through 1995 - the match is the full $1.00 for each dollar you save (up to 4%).

Determining the earnings goal. Northern Trust's Board of Directors determines and communicates the annual TIP earnings goal at the beginning of each year. The maximum Company match is based on how much of the earnings goal is reached. When the earnings reach at least 100% of target, the match is 100%. For each 1% under the earnings goal, the match will be reduced 2%. If the Corporation's earnings dip below 75% of the goal, the minimum matching contribution of $.50 is made for that year. The table below shows what happens when the earnings goal is between 99% and 75%.

                   Percent Of     Northern's
                  Earnings Goal    Matching
                    Achieved     Contribution

Greater Than          100%          $1.00
                       99             .98
                       98             .96
                       97             .94
                       96             .92
                       95             .90
                       94             .88
                       93             .86
                       92             .84
                       91             .82
                       90             .80
                       89             .78
                       88             .76
                       87             .74
                       86             .72
                       85             .70
                       84             .68
                       83             .66
                       82             .64
                       81             .62
                       80             .60
                       79             .58
                       78             .56
                       77             .54
                       76             .52
Less Than              75             .50

The table below illustrates how Northern's match can have a dramatic effect on your savings. Let's say you earn $30,000 a year and save 4% of it ($1,200) a year. If you were saving in a typical savings account, earning a 6% return on your money, the left hand column shows what your account would look like over time. What the right hand column shows is what your TIP account would look like if you were saving that same $1,200 a year in TIP and earning the same 6% return. Counting the Company's matching contribution, you'd be getting better than a 100% return on your money. (Pretty impressive, isn't it?)

                   Typical           TIP
               Savings Account     Account

 5 years           $ 6,765         $ 13,528
10 years           $15,817         $ 31,633
15 years           $27,931         $ 55,861
20 years           $44,143         $ 88,283
25 years           $65,837         $131,671

Your entitlement to the Company's contributions. If you were in TIP before January 1, 1989, when the Company made Basic contributions to TIP participants' accounts, these Basic contributions are all yours.

You earn a right to the Company's matching contribution over time, through what's known as "vesting." Your vested interest in the Company's matching contributions, and in any investment income and market adjustments attributable to them, increases with each year of service as outlined in the following table.

     Completed Years         Vested
        Of Service         Percentage

    Less than 2                0%
    2 but less than 3         20%
    3 but less than 4         40%
    4 but less than 5         60%
    5 but less than 6         80%
    6 or more                100%

Once you have completed six years of service, you become 100% vested in the Company's contributions to your TIP account. Any contributions the Company makes after that are yours as soon as they are made. The same is true of any investment earnings on Company contributions.

The only time service isn't used to determine vesting is if you become permanently disabled or die. If either happens, you will be considered fully vested in the value of all the Company's matching contributions, regardless of your service at the time.

If you leave Northern Trust for any other reason, you will forfeit any non-vested contributions in your TIP account. You can get them back if you are reemployed by Northern Trust within five years. But first you'll have to repay the full dollar amount of your TIP distribution. You have five years from the date of your return to do so. (See Other Information You Should Know, "Reemployment," page 26.)

Rollovers And ESOP Transfers

In addition to your contributions and Northern's contingent matching contributions, money can go into your TIP account from qualified rollovers and from any portion of the Employee Stock Ownership Plan (ESOP) account you transfer to TIP after meeting what's known as the "diversification" requirements.

Rollover deposits. If you participated in a previous employer's tax-qualified retirement plan, you may "roll over" (subject to a $500 minimum) the taxable portion of benefits you have built up in the other plan to TIP. To avoid tax withholding from the payment, you must have the check made payable directly to The Northern Trust-TIP. If the check is made payable to you and taxes were withheld, you can still roll the funds into TIP but you must make the rollover within 60 days after you receive your distribution from the other plan. If you had already deposited your distribution into a rollover IRA, you can still roll it over to TIP (as long as your account contains monies from the prior employer's plan only). Taxes on the money you roll over are deferred until the rollover is paid out to you.

Rollover contributions are put into a special account for you, and are available for regular withdrawals, hardship withdrawals, and loans. Rollover deposits receive the same tax treatment at distribution as contributions made on a before-tax basis. Rollovers are accepted two times per month coinciding with Payroll dates. (See Other Information You Should Know, "Handling Your Requests," page 25, for when forms must be received by the Benefits Division.)

Diversification transfers from the ESOP. After you reach age 55 and have at least six years of service, you may transfer a portion of your ESOP account to one or more of TIP's investment funds (except the Northern Trust Stock Fund), or take the portion in cash. Your ESOP share account must have a dollar value of at least $500 in order to make a transfer or take a cash payment.

Any funds you transfer under the diversification feature of the ESOP are available for loans and withdrawals, and will receive the same tax treatment at distribution as before-tax contributions. (See the ESOP section of the Sourcebook, "Distribution Options...And Their Tax Consequences," page 33.)

INVESTING YOUR SAVINGS

TIP's investment funds allow you to develop a strategy that best fits your own long-range savings needs. You can invest in one or all of the funds in increments of 1%. You can invest your own contributions and Company contributions differently.

The Investment Funds

Each fund represents a different type of investment. Each has its own degree of growth potential and risk. Generally speaking, the funds that have the greatest potential for investment growth are usually subject to greater risk.

- The Short-Term Fund. Emphasizes stability of principal through investments in high-quality, short-term securities such as CDs, Treasury bills, and Treasury notes.

- The Benchmark Bond Portfolio. Pursues the maximum total return consistent with reasonable risk by investing in a broader range of bonds and other fixed income securities. The Portfolio will have a dollar-weighted average maturity of between 5 to 15 years. The value of your investment will fluctuate with changes in interest rates and other market conditions.

- The Benchmark Balanced Portfolio. Pursues long-term capital appreciation and income through a mix of stocks, bonds, and money market securities. This mix is regularly monitored and adjusted.

- The Benchmark Equity Index Portfolio. Seeks to provide investment results that approximate the performance of the Standard & Poor's 500 Stock Index, which is comprised of a diversified group of large, well-established companies.

- The Benchmark Focused Growth Portfolio. Seeks long-term capital appreciation mainly through stock investments in companies with high growth potential. These companies must have been in operation for at least five years.

- Northern Trust Corporation Common Stock. This option represents investment in Northern Trust Corporation Common Stock. Only the Company's matching contributions can be directed to this investment option.

Note: You can direct both your contributions and the Company's contributions to all funds except Northern Trust Stock. Only the Company's contributions can be invested in Northern Trust Stock. However, investing in Northern Trust Stock may be restricted from time to time due to Securities and Exchange Commission (SEC) regulations.

There are two types of restrictions which can occur. The first restriction applies on a quarterly basis and is designed to protect the plan from "insider trading" transactions. (See "Special Deadlines at Quarter End," page 26, for more details.) The second restriction limits the amount of company stock a plan such as TIP can hold to 10% of total shares outstanding. This 10% limit is monitored regularly and participants will be notified if the plan gets close to that limit. The notification will advise you of specific steps that need to be implemented to insure compliance with the limit.

Adjusting Your Investment Strategy

Daily Valuations. The plan is "valued daily." Just as the name implies, the value of your individual TIP account is updated every business day. Whenever you call Northern-Express/SM/ to check on your account, you will hear information that reflects closing fund prices and account activity from the previous business day including market changes in your TIP funds, contribution rates, investment elections, and loan and withdrawal options. Daily valuation gives you the opportunity to access and manage your account as frequently as you wish.

Changing your allocations. You can change the way you invest your new contributions for any payroll period. The change will become effective on the first day of the pay period as long as you call Northern-Express/SM/ by stock market close the business day before payday. Keep in mind that changing future allocations has no effect on your existing account balances.

Transferring from one fund to another. You can transfer your investments from one fund to another on a daily basis. Transferring existing fund balances does not affect how your future contributions will be invested. A transfer generally becomes effective the same day you call Northern-Express/SM/. (See Other Information You Should Know, "Handling Your Requests," page 25 for more details on investment changes and transfers.)



Dividends And Interest

Dividends and interest earned on each fund are reinvested in that fund. Investment earnings (if any) are not taxed until you receive a distribution from the plan.

How Your Account Is Valued

The value of your TIP account reflects the performance of the fund(s) in which you have invested. Investment performance takes into account two factors:

- Income (interest and dividends), which can only increase the value of your accounts; and

- changes in market value, which can either increase or decrease the value of your account.

The following chart illustrates how a single contribution of $1,000 of savings can grow at various rates of return.

                         How Your Money Can Grow In TIP

                  $1,000 of savings at various rates of return

    Years      ---------------------------------------------------------
of Saving        5%        6%        7%        8%        9%        10%
     5         $1,276    $1,338    $1,403    $1,469    $1,539    $1,611
    10          1,628     1,791     1,967     2,159     2,367     2,593
    15          2,079     2,396     2,759     3,172     3,642     4,172
    20          2,653     3,207     3,869     4,661     5,604     6,727
    25          3,386     4,292     5,427     6,848     8,623    10,834
    30          4,322     5,743     7,612    10,062    13,267    17,449
    35          5,516     7,686    10,676    14,785    20,414    28,102
    40          7,040    10,285    14,974    21,724    31,409    45,259

Quarterly Account statements. You will get a TIP statement about four weeks after the end of each calendar quarter. Your statement will show all TIP activity to date, including your own contributions, Company contributions, any investment earnings or losses, and any withdrawals, loans, or investment transfers you have made.

A few words about your investment decisions. Your investment decisions are your own and should reflect your personal objectives. The Benefits Division will provide you with information on the funds but is not authorized to give you investment advice. You should consider all of the funds carefully before making your investment choice. Also, keep in mind that any investment carries a degree of risk. The annual rate of return on your investments will vary depending on the funds in which you invest. How the funds have performed in the past does not guarantee that those results will continue. It is up to you to monitor the funds and to make investment elections that meet your own financial goals. The Trustees, investment managers, or the Company cannot guarantee against losses.

ACCESS TO YOUR SAVINGS: LOANS AND WITHDRAWALS

TIP is a long-term savings and investment plan. It's meant to encourage you to save toward retirement. Even so, you may have access to your savings before then through loans and withdrawals. Loans and withdrawals give you a degree of flexibility. But they are governed by federal law, which makes it vital that you understand their respective rules.

Loans

If you're an active employee and have a TIP balance, you may borrow from your TIP account for any reason. You do pay interest on your loan (which is paid to your TIP account), but there is no federal income or excise tax imposed on what you borrow. In most cases, you may have two loans outstanding at any given time. You can call and request a loan any day; disbursements are made twice a month, coinciding with payroll dates.

How much you can borrow. The minimum amount you may borrow is $1,000. The most you may borrow is generally 50% of your vested account balance, to a limit of $50,000.

Maximum Loan Amount.

- 50% of your vested account balance to a maximum of $50,000

   Note: If you currently have a loan outstanding, or had a loan outstanding within the previous 12 months, you can find out what your maximum loanable amount is by calling Northern-Express/SM/.

-  The maximum amount available as a second loan is the lessor of:

    - 50% (your vested account balance + your outstanding loan balance) - your outstanding loan balance, or

    - $50,000 less your highest outstanding loan balance during the last 12 months.

How loan money is disbursed. When you take a loan, the money will be disbursed from your accounts in the following order until the respective funds are depleted.


              Loan Disbursement Method

Account Order             Fund Depletion Order

1. Rollover               Short Term Fund
2. ESOP Diversification   Benchmark Bond Portfolio
3. Company Matching*      Benchmark Balanced
   Contribution            Portfolio
   (vested portion)       Benchmark Equity Index
4. Acquired Company        Portfolio
   Prior Plan*            Benchmark Focused Growth
   (vested portion)        Portfolio
5. After-tax              Northern Trust Stock Fund
6. Basic contribution*
7. Before-tax

* Only these accounts contain the Northern Trust Stock Fund. Acquired Company Prior Plan accounts that include employee contributions may not be allowed to invest in the Northern Trust Stock Fund.

Repaying your loan. You must repay your loan in equal installments. Repayments are made through payroll deductions each payday. All principal and interest repayments are credited to your account. You choose the loan repayment period, which can be up to five years. If the loan is used to buy your principal single family residence, you can take up to 15 years to repay it. Partial pre-payment is not allowed, but you can repay your outstanding balance in full at any time.

If you leave Northern and are eligible for a final distribution before you have paid off your loan(s), the outstanding principal balance will be reported to the IRS as ordinary income. Upon termination, an outstanding loan balance is considered a distribution. As such, it is subject to taxes. To avoid taxes you may repay the loan in full or add the amount of the loan to your rollover within 60 days of the distribution.

Interest on your loan. The interest rate on a loan is based on the rate for a commercial loan secured by a savings account. The interest rate in effect when you apply for a loan stays the same throughout your loan. All principal and interest repayments are credited to your TIP account and deposited into the investment funds you have selected on the date the payment is made.

Applying For A Loan

To apply for a loan, you can call "Northern-Express/SM/" on any day. Your check will be mailed to your home address during the week after the pay day following your call.

Withdrawals

In general, how much you can withdraw from your TIP account depends on your age and on the type of contributions you wish to withdraw. TIP allows daily request opportunities and three types of withdrawals:

- Regular Withdrawals

- Age 59-1/2 Withdrawals

- Hardship Withdrawals

The rules governing each are different, as described below. All money not already taxed (such as your pre-tax contributions, the Company's Matching and Basic contributions, all earnings, etc.) that is withdrawn while you are an employee is taxed as ordinary income. You may be liable for an additional 10% federal excise tax on the amount withdrawn. (See Other Information You Should Know, "Taxes Upon Distribution," page 26, for more details on the excise tax.)

Disbursements for Regular and Age 59-1/2 withdrawals are made twice a month coinciding with payroll dates. Disbursements for Hardship Withdrawals are made weekly.

Regular withdrawals. You can make unlimited withdrawal requests. Here are the accounts you can access and the order in which regular withdrawals are made from your accounts.

       Regular Withdrawal Disbursement Method

Account Order         Fund Depletion Order

1. After-tax          Short Term Fund
2. Rollover           Benchmark Bond Portfolio
3. ESOP               Benchmark Balanced Portfolio
   Diversification    Benchmark Equity Index
4. Company Matching    Portfolio
   Contribution*      Benchmark Focused Growth
   (vested portion)    Portfolio
5. Acquired Company   Northern Trust Stock Fund
   Prior Plan*
   (vested portion)

* Only these accounts contain the Northern Trust Stock Fund. Acquired Company Prior Plan accounts that include employee contributions may not be allowed to invest in the Northern Trust Stock Fund.

If you are less than 100% vested in TIP when you request a withdrawal, the amount available for withdrawal is reduced by any after-tax contributions that were matched by the Company and any Company matching contributions made in the 24 months before your withdrawal request.

Age 59-1/2 withdrawals. If you are 59-1/2 or older, you can withdraw your entire vested TIP account balance for any reason. Except for amounts contributed to your after-tax account, these withdrawals are taxed as ordinary income, but the 10% excise tax penalty will not apply. Here are the accounts you can access and the order in which age 59-1/2 withdrawals are made from your accounts.

      Age 59-1/2 Withdrawal Disbursement Method

Account Order           Fund Depletion Order

1. After-tax            Short Term Fund
2. Rollover             Benchmark Bond Portfolio
3. ESOP                 Benchmark Balanced Portfolio
   Diversification      Benchmark Equity Index
4. Company Matching      Portfolio
   Contribution*        Benchmark Focused Growth
   (vested portion)      Portfolio
5. Acquired Company     Northern Trust Stock Fund
   Prior Plan*
   (vested portion)
6. Basic contribution*
7. Before-tax

* Only these accounts contain the Northern Trust Stock Fund. Acquired Company Prior Plan accounts that include employee contributions may not be allowed to invest in the Northern Trust Stock Fund.

Hardship withdrawals. If you're not yet age 59-1/2, the only time you can withdraw before-tax contributions is when you have a "financial hardship" as defined by the Internal Revenue Service. According to the IRS, you're eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet eligible expenses and have no other financial resources to pay for them. Eligible hardship expenses are:

1. the purchase of a primary single family residence (not mortgage payments);

2. certain college tuition and associated room and board expenses for the next year for you, your spouse or dependent child(ren);

3. unreimbursed medical expenses for you, your spouse or dependent child(ren),

4. an immediate family member's funeral expenses, and

5. payments to prevent the foreclosure on or eviction from your primary residence.

Here are the portions of your TIP account that may be available to you in the event of hardship withdrawal.

       Hardship Withdrawal Disbursement Method

Account Order           Fund Depletion Order

1. After-tax            Short Term Fund
2. Rollover             Benchmark Bond Portfolio
3. ESOP                 Benchmark Balanced Portfolio
   Diversification      Benchmark Equity Index
4. Company Matching      Portfolio
   Contribution*        Benchmark Focused Growth
   (vested portion)      Portfolio
5. Acquired Company     Northern Trust Stock Fund
   Prior Plan*
   (vested portion)
6. Before-tax (excluding
   earnings after 12/31/88)

Keep in mind that in addition to ordinary income tax, the 10% excise tax may apply to your hardship withdrawal.

Requesting and substantiating a hardship withdrawal. Call Northern-Express/sm/ to request a Hardship Withdrawal form. You must complete the form and submit it to the TIP/ESOP Representative. (See Other Information Your Should Know, "Handling Your Requests," page 25.)

In order to obtain a withdrawal, you will be required to:

1. Prove that you do, indeed, have a financial hardship. (We'll accept as evidence items such as medical bills, tuition bills, funeral bills, or housing contracts.) And,

2. Prove that a TIP withdrawal is the only way you can meet your Financial Hardship need. You can choose one of two ways to satisfy this part of the approval process:

- Under the "Safe Harbor" method you will be restricted from contributing to TIP for one year. This restriction replaces the requirement that you sign a statement indicating you have no other way to meet your financial hardship need.

  In the year you are eligible to start contributing again, your before-tax contribution may be limited. Remember, since the Company Match is based on your contributions, you will not receive any match for the period you are restricted from contributing.

- Under the "Facts and Circumstances" method you can avoid restrictions on your contributions and foregoing the Company Match by signing a statement indicating that you have no other way to meet your financial hardship need.

How a withdrawal request is approved. The TIP/ESOP Representative will review all of the documents you submit. They will then determine whether or not your withdrawal request meets IRS criteria for approval. The Committee will not approve anything over the amount you need to meet your immediate financial obligation. Unsubstantiated hardship withdrawal requests will be turned down.

Withdrawals of after-tax money. Under current tax laws, when you withdraw any after-tax contributions made after January 1, 1987, you must also withdraw a portion of the investment earnings on your after-tax contributions. Excise taxes and ordinary income tax may apply to the taxable portion of a withdrawal.

Withdrawals from an after-tax account will be made in the following order.

1. Pre-1987 after-tax contributions.

2. Post-1986 after-tax contributions, in proportion (pro rata basis) to the taxable earnings in your after-tax account.

Example. We will illustrate this with an example which is meant to show two things: the order in which after-tax withdrawals are made, and how the taxable portion of the withdrawal is figured. Let's assume an after-tax TIP account that is made up of the following:

-  Pre-1987 after-tax contributions    $1,000

-  Post-1986 after-tax contributions   $2,000

-  Total after-tax earnings            $  500

If this employee requested a $2,000 withdrawal, the money would come first from his pre-1987 after-tax contributions, which were $1,000. This $1,000 portion of the withdrawal is non-taxable.

The second $1,000 would be withdrawn from his post-1986 after-tax contributions and after-tax earnings. To determine how much of this $1,000 withdrawal comes from earnings and is therefore taxable, his after-tax earnings ($500) would be divided by $2,500, which is the total of post-1986 after-tax contributions plus all after-tax earnings.

The resulting percentage will determine what portion of his withdrawal comes from earnings and is taxable.

                                 $500   = 20%
                                ------
                                $2,500

                          $1,000 x 20% = $200 taxable

This employee would therefore pay taxes only on the $200 portion of his withdrawal (calculated at his individual tax rate, plus any excise tax that may apply). The withdrawal would come out of his after-tax account as follows:

       How A $2,000 After-tax Withdrawal Is Made

                         After-tax
                          Account    Withdrawal  Taxable

1. Pre-1987 after-         $1,000      $1,000       No
   tax contributions
2. Post-1986 after-        $2,000      $  800       No
   tax contributions
3. Total after-tax         $  500      $  200      Yes*
   earnings

*Excise taxes may also apply.

When you take an in-service withdrawal you will have some tax decisions to make. (See Other Information You Should Know, "Taxes Upon Distribution," page 26.)

DISTRIBUTION OF YOUR TIP ACCOUNT

TIP is designed to provide you with a source of retirement income. That's why the full value of your TIP account is normally paid at retirement. Distributions may also be made if you become permanently disabled, die, or leave the Company before you retire. If you die while actively employed, the full value of your TIP account is payable to your beneficiary.

How Distributions Are Made

The distribution of your TIP account is generally made in one cash payment. If you have money invested in the Northern Trust Stock Fund, you may request that it be paid in shares of Northern Trust Corporation stock instead of cash. You can expect payment about four weeks after the end of the month in which you receive your last paycheck provided you have submitted your election form. If you are entitled to the Company match for that year, you will receive that portion of your distribution five to six weeks after December 31st.

When You Leave The Company

If your TIP balance is over $3,500, you can leave your savings in the plan until the earlier of reaching age 65 or death. No loans or withdrawals are permitted. However, you can continue to make transfers among the different investment options.

If You Work Past Retirement

If you work past normal retirement (generally age 65), you may defer your complete TIP distribution until you actually retire, but partial annual distributions of your account must start no later than the April 1st that follows the calendar year in which you reach age 70-1/2.

OTHER INFORMATION YOU SHOULD KNOW

Handling Your Requests

The Northern-Express/SM/ telephone system provides convenient access to information about your balance in TIP, and allows you to make changes to your TIP account. Your participation in TIP starts with calling Northern-Express/SM/ to complete the Enrollment process. But it doesn't end there. Since TIP offers so many opportunities for making changes in your elections, it's likely that you'll call Northern-Express/SM/ more than once throughout your participation.

Accessing Northern-Express/SM/

The Northern-Express/SM/ telephone number is 1-800-291-PLAN(7526). For security reasons you access your account by using your Personal Identification Number
(PIN). If you don't know your PIN, simply call Northern-Express/SM/ and request a new one.

Deadlines. The following schedule shows which activities are requested through Northern-Express/SM/ and which require a form as well as the cut-off times or dates that apply to each. The schedule does not include "Special Deadlines at Quarter End," page 26, which you should consider depending upon the timing of your requests.

 Northern-Express/SM/                           Deadlines
--------------------------------------------------------------------------------
-  Enrollment                Call before midnight on the business day before
-  Change your               payday to be effective the following payday.
   contribution rate
--------------------------------------------------------------------------------
-  Change the way            Call before 4:00 p.m.* EST the business day before
   your future savings are   payday to be effective that payday.
   invested
--------------------------------------------------------------------------------
-  Transfer                  Calls before 4:00 p.m.* EST are effective that
   investment                night based on the closing price on the day of the
   fund balances             call. Calls on or after 4 p.m.* EST are processed
                             the following night.
--------------------------------------------------------------------------------
-  Regular                   Call before midnight EST the business day before
   withdrawals               payday for a check to be mailed during the week
-  Loan requests             after-payday.
--------------------------------------------------------------------------------
      Forms                                     Deadlines
--------------------------------------------------------------------------------
-  Financial                 Paperwork approved by close of business each
   hardship                  Tuesday for check in the mail by the end of the
   withdrawals               week.
--------------------------------------------------------------------------------
-  Beneficiary               Submit at the time of phone enrollment.
   designations
--------------------------------------------------------------------------------
-  Rollover requests         Close of business two days before payday to be
                             deposited on payday.
--------------------------------------------------------------------------------
-  Payouts upon              Election form due by the end of the month of your
   termination               official termination date for distribution at the
                             end of the following month.
--------------------------------------------------------------------------------
/*/Or Stock Market close if earlier.

Special Deadlines at Quarter End

Due to Securities and Exchange Commission (SEC) concerns, Northern Trust has a policy which restricts employees from buying or selling Northern Trust Stock for a period immediately before and after the end of each calendar quarter. Therefore, if you request activity in your TIP account that would change your balance in the Northern Trust Stock Fund, the deadline is 10 business days prior to quarter end. Activity in this fund reopens the third business day after earnings are announced following the quarter end. You'll hear restriction reminders when you call Northern-Express/SM/.

Leaves of Absence

If you take an approved leave of absence (paid or unpaid), all of your absence period service will be considered for TIP vesting.

Reemployment

If your employment ends and you are later reemployed by Northern, upon your return, your past service will be counted for eligibility and vesting in the Company's matching contributions. How your absence period is counted depends on how long you were gone.

- Less than one year. If you leave Northern and are reemployed within a year, your absence period and your prior service will count toward vesting.

- More than one year. If your absence period was greater than one year, only your prior service (not your period of absence) will count toward vesting.

If you were eligible for TIP when you left Northern, you can start participating in the plan as soon as you return.

Buy backs. If your break in service was less than five years, you may redeposit the TIP distribution you received when you left the Company. If you redeposit, or "buy back" the entire distribution, any Company contributions that were forfeited when you left will be restored to your TIP account. You have up to five years from your date of rehire to buy back the distribution.

A buy back deposit must be made in one cash payment, in an amount equal to the value of the distribution at the time you left the Company. If you buy back your distribution, the amount restored to your TIP account will equal the value of the Company contributions you forfeited when you left. For example, suppose you leave the Company when you are 80% vested and that the value of your Company matching account is $15,000. That means that you take $12,000 with you (as stock, cash or a combination) as your distribution, and forfeit $3,000. When you return to the Company, you can get that $3,000 back in your Company matching account by making one $12,000 cash payment to TIP within five years after you return. It doesn't matter if you received stock as part of your distribution, or what the stock is worth when you return. What matters is the value of your TIP account when you left.

Taxes Upon Distribution

When you become eligible for a TIP distribution, you have three choices for the taxable portion of your payout:

- request a Direct Rollover to an IRA or another employer's qualified plan, in which case you continue to defer paying taxes; or

- have the distribution made payable to you, in which case it is considered taxable income, and 20% for federal taxes will automatically be withheld;

  Note: With this option you still have 60 days to roll over your lump sum distribution to an IRA or other qualified plan.

  or,

- split your distribution to have some directly rolled over and some paid to you with taxes withheld.

Two things you should know:

- After-tax contributions are not subject to any taxes or penalties upon distribution. Therefore, they cannot be rolled over.

- If you have a loan outstanding at termination you may want to contact a TIP/ESOP Representative to discuss loan prepayment in order to avoid the loan balance becoming a taxable distribution. (See Access To Your Savings: Loans and Withdrawals, "Repaying Your Loan," page 22.)

Five-year forward averaging. If you have at least five years of TIP participation and are 59-1/2 years old or older, you may qualify under current tax law for a tax advantage called "five-year forward averaging." In general, five-year forward averaging can prevent payment of your account from forcing you into a higher tax bracket. You can take advantage of five-year forwarding averaging only once.

Ten-year forward averaging. This special tax treatment is available only if you were at least age 50 before January 1, 1986 and you have at least five years of TIP participation. It's similar to five-year forward averaging, only your taxes are calculated over a 10-year period instead of a five-year period. You can take advantage of this tax treatment only once, and you cannot use both five- and 10-year forward averaging.

Capital gains treatment. Capital gains treatment, in which income is taxed at a special low rate, is limited to the portion of your payout attributable to pre-1974 service. It's generally available only for distributions received before 1992 (subject to a special phase-out rule). However, if you were at least age 50 before January 1, 1986, you can get it at any time. If you elect capital gains treatment on pre-1974 amounts, the rest of your payout may be taxed as ordinary income or under the five- or 10-year averaging rules.

Excise tax.Current tax law imposes a 10% penalty on the taxable portion of any distribution or withdrawal made before age 59-1/2. The taxable portion includes all earnings and all contributions (both yours and the Company's) except any after-tax dollars you had contributed to TIP.

The excise tax does not apply under any of the following circumstances:

- You retire under the Early Retirement provisions of the Northern Trust Company Pension Plan;

- you are 59-1/2 or older;

- the distribution is made to your beneficiary in the event of your death;

- you become totally and permanently disabled (and you qualify for Social Security disability benefits);

- the distribution is rolled over to another tax-favored plan, such as a rollover IRA or other qualified plan within 60 days of receiving the distribution;

- the withdrawal is used for tax deductible medical expenses (that is, those expenses that are greater than 7.5% of your adjusted gross income); or

- payment is made to an alternate payee, as mandated by a Qualified Domestic Relations Order.

Tax laws are complicated and subject to change. Individual tax treatment can vary greatly from employee to employee. You should consult a professional tax counselor or financial advisor before making a withdrawal or receiving a distribution.

  The Employee Stock Ownership Plan, or "ESOP" for short, does something none of our other benefit plans do. The ESOP allocates shares of Northern Trust Corporation stock among all eligible Northern people. That makes you more than a plan participant: it makes you an owner of the Company.

ELIGIBILITY AND PARTICIPATION

Virtually everyone employed by the Northern Trust Company is eligible to join the ESOP. That includes everyone in Northern Trust affiliates and subsidiaries who have adopted the ESOP, but excludes foreign nationals overseas. All we require for participation purposes is that you finish a year of service with Northern and that you're age 2l.

When Participation Begins

You are automatically an ESOP participant on the first day of the calendar quarter (January 1, April 1, July 1 or October 1) after you meet the eligibility requirements. There are no enrollment forms to complete.

Naming your beneficiary. You will be asked to complete a beneficiary designation form. That tells us who your ESOP account should be paid to if you die before you retire or leave Northern Trust. You may designate anyone you choose as your ESOP beneficiary. However, if you are married, the IRS requires that your spouse be named your beneficiary. The only exception to this is if your spouse signs and files a notarized beneficiary waiver consent form with the Benefits Division.

HOW THE ESOP WORKS

An employee stock ownership plan invests its assets in the stock of a sponsoring employer. The Northern Trust ESOP was funded by a loan that was used to purchase
1.5 million shares (which later split in 1990 and 1992) of Northern Trust Corporation common stock for plan participants. These shares of stock are held in an ESOP trust fund. Everyone who participates in the ESOP has an account in that fund, and all stock credited to you stays in your account for as long as you work for the Company.

The Loan Agreement

Under the initial loan agreement, which is dated November 1988, the ESOP was scheduled to repay the loan (plus interest) to the trust fund over a 10-year period. To repay the loan, Northern makes an annual contribution to the trust fund in an amount equal to the principal and interest due on the loan for that year. As the ESOP makes this payment, the trust fund releases a portion of the total shares and allocates it to participants' ESOP accounts.

Effective with the allocation for plan year 1996 and subject to concurrence by the ESOP trustee, our lenders, and review by the Internal Revenue Service, the original design of the ESOP will change in two ways.

First, the loan will be extended from the original 10 year period to 13 years. That means that for the years 1996, 1997, and 1998, the number of shares to be allocated annually will change from the originally planned 450,000 to 225,000. It also means that for the years 1999, 2000, and 2001 (when there originally would have been no allocation), that there will be 225,000 shares allocated each year.

Second, Northern plans to make an additional one-time contribution for a stock purchase for the plan year 2002. This purchase will enable the Plan to provide an additional stock allocation for eligible participants.

1990 and 1992 stock splits. A two-for-one stock split was approved by the shareholders, effective May 1, 1990. A three-for-two stock split was also approved by the shareholders effective December 9, 1992. As a result, the number of shares in the ESOP became 4,500,000, making the pre-1996 year's allocation about 450,000 shares.

After The Loan Is Repaid

At the end of the loan agreement, the loan will be fully repaid and all stock in the trust fund will have been credited to participants' accounts. Individual ESOP accounts still exist after all of the stock has been allocated, and whatever stock has been credited to your account stays there for as long as you work for Northern. That means you still have the potential to benefit from future increases in Northern stock value, as well as continue to enjoy the privileges of being a shareholder. (See Your Rights As A Shareholder, page 31.)

Your Stock Is Tax-Free As Long As It Stays In Your Account

Under current tax laws, you are generally not required to pay federal (and in most cases, state and local) income tax on the value of your ESOP account for as long as it remains in the plan. (See Payment Of Your Account, page 32, for information on how your stock is taxed upon distribution.)

                              The ESOP At A Glance

- Ownership of Northern Trust stock. You get shares of stock and all the rights and privileges that go with being a shareholder.

- Your own ESOP account. Your shares of stock go into a special ESOP account set up in your name.

- Cash dividends. Dividends on your stock are paid to you in cash each year.

- Tax advantages. Your shares of stock accumulate tax-free for as long as they stay in your ESOP account.

Determining How Much Stock Is Credited To Your Account

While a total of approximately 225,000 shares of stock will be allocated annually, the number of shares credited to your account each year is determined by a formula. The formula takes into account how your pay relates to the pay of all other ESOP participants.

  Your pay       Total number      Number of shares
  --------   x  of shares to be =  credited to your
 Total pay       credited for        ESOP account
  of ESOP          the year
participants

Or, think of it this way: the value of the stock credited to your ESOP account each year is expected to work out to be about 2.5% of your pay. Of course, that's based on certain assumptions about share value and payroll growth over time. Depending on the actual share value and payroll growth, you may receive more or less than 2.5% of your pay.

An example. To show you how your allocation works, let's take an example that assumes your annual pay is $25,000 and that the annual pay of all ESOP participants is $250,000,000. Knowing that the total number of shares to be credited for the year is 225,000, here's how the number of your shares would be figured:

1.     $25,000      = .0001 x 225,000 shares  = 22.50
    ------------                                shares
    $250,000,000

2.   22.50 shares x $40.00 per share = $900.00

3.   $900.00/$25,000 = 3.6% of your pay

About your pay. The ESOP uses your base annual salary plus shift differential. Severance pay, overtime, bonuses and any other type of compensation are not included. Also, keep in mind that the Internal Revenue Service places certain restrictions on the maximum salary used for highly-paid executives. If you are affected by this limitation, the Benefits Division will let you know.

When Stock Is Credited

Stock will be credited to participants' ESOP accounts each December 31. All you have to do to receive an ESOP contribution for the year is be an eligible participant on December 31 of that year. However, if you retire under the provisions of the Pension Plan, become permanently disabled, die, or take an authorized leave of absence during the year, your ESOP account will still be credited with stock, using the pay you had earned to that date.

How And When Your Account Is Valued

Your ESOP account is made up of shares of stock and cash. The value of your account (which is updated monthly) will vary depending on the number of shares of stock in your account, the value of the stock, dividends paid on the stock, plus any interest earned on the dividends. Stock value is based on the daily closing price on the NASDAQ stock market. All ESOP participants are provided with an annual statement which shows the current value of their account based on the closing price on NASDAQ on the last business day of the year. You can also check the latest month end value of your account by calling Northern-Express/SM/.

An Example Of How Your ESOP Account Works

When the plan was first adopted back in 1989, the value of the stock credited to you each year was expected to be about 5% of your salary. In fact, for six consecutive years, the value of the ESOP allocation exceeded the 5% salary target. In 1996 the plan changed to extend by three years and reduce by one half, the annual share allocation.

In addition to the shares allocated, you received dividends on your ESOP shares. The dividends grow annually as your cumulative number of shares grows.

In order to view a complete picture, let's look at an example which shows what this benefit means to you over the years, assuming the following:

-  You've been in the plan since its inception.

-  Your annual salary at inception was $25,000.

-  Your salary increased 4% each year.

-  Company Payroll growth ranged from 2-12% a year.

Example:

                    Historical Performance

                                    % of
                                   Salary                % of
                        # of       Value      Div.      Salary
 Year      Salary      Shares     of ESOP     Paid      Paid In
                       Alloc.      Alloc.     Out         Div.
------    ---------  ---------   ---------  ---------   -------
 1989      $25,000     77.87        6.5%     $  9.31     .037
 1990       26,000     72.06        5.5%       29.61     .114
 1991       27,040     67.80        8.4%       60.92     .225
 1992       28,122     66.12        9.8%      102.37     .364
 1993       29,247     62.74        8.6%      150.27     .514
 1994       30,417     64.56        7.5%      217.88     .716
 1995       31,634     53.52        8.5%      237.80     .951
Proj.
             Total:   464.67 shares          $808.16 dividends


 At the end of 1995, you would have over 460 shares of Northern Trust stock in your ESOP account, and you would have earned over $800 in dividend income! As an owner of Northern Trust stock, you have a shareholder's interest in contributing to the continued success of the Northern.

 To continue the example, look at what the value of your ESOP account could be starting from the 1995 projected year end value and adding six more years of allocations based on different stock price growth scenarios.


          Projected Future Performance

Based on projected 12/31/1995 value of $18,586.80
   (464.67 shares x projected $40/share price)

               ESOP Account Value Scenarios
              (including annual allocations)
           ------------------------------------
              3% Increase         6% Increase
  Year      In Stock Value      In Stock Value
 ------    ----------------    ----------------
  1996          20,407             $21,001
  1997          22,305              23,625
  1998          24,287              26,471
  1999          26,356              29,559
  2000          28,515              32,907
  2001          30,765              36,538

Let's look at a second example which illustrates the number of shares you will receive if you are a newly eligible participant assuming the following:

- Your first allocation is for the plan year 1996.

- Your salary at inception is $25,000.

- Your salary is projected to increase 4% each year starting in 1997.

- Company Payroll Growth is projected at 5% a year.

Example:

                                    Projected
  Year            Salary          Share Allocation
--------        ----------        ----------------
  1996           $25,000               23.31
  1997            26,000               23.09
  1998            27,040               22.82
  1999            28,122               22.55
  2000            29,247               22.39
  2001            30,417               22.21
Total Projected Share Allocation      136.37


At the end of the ESOP loan in 2001, your projected allocation is 136 shares. The value of these shares to you as a percentage of your salary at any given point, will depend upon share price at the corresponding point in time. For new participants, keep in mind the vesting provisions of the plan which are described below.

VESTING

Your right to the shares of stock in your ESOP account grows over time, through what's known as "vesting." Vesting means you have a non-forfeitable right to a future distribution of your ESOP account. Naturally, this distribution is made in accordance with applicable federal tax regulations and the provisions of the ESOP.

Vesting Schedule

It takes two years of service with the Company to earn a right to a percentage of your account. After that, your vested percentage increases each year you work for Northern.

    Years Of Service      Vested Percentage

    Less than 2 years             0%
    2 years                      20%
    3 years                      40%
    4 years                      60%
    5 years                      80%
    6 or more years             100%


Situations that provide full vesting. The only time service is not used in determining vesting is if you become permanently disabled or die. If either happens, you will be considered 100% vested in your ESOP account, regardless of your service at the time.

If You Leave The Company

You will receive the vested portion of your ESOP account when you leave the Company. The non-vested portion of your account is forfeited. Any shares of stock that are forfeited will be added to the total number of shares credited to ESOP participants' accounts at the end of the year.

YOUR RIGHTS AS A SHAREHOLDER

As an ESOP participant, you are an owner of Northern Trust stock. That means you are entitled to the same rights as any other shareholder, including receiving cash dividends and being able to vote your stock.

Dividends And Interest

Each year, the Board of Directors determines the amount (if any) of the dividend. This component of the Plan has historically resulted in approximately a 10% growth rate per year! Dividends are paid as cash into your ESOP cash account quarterly, and paid out once each year in November. (For example, the dividend paid in January 1996 will be included in your November 1996 dividend check.) You will receive your cash dividend on all shares of stock allocated to your account, regardless of your vested status.

Any dividends held in your account until the November payout earn interest. However, unlike the dividends themselves, which are paid out in cash each year, the interest on the dividends stays in your ESOP cash account and continues to earn more interest over time.

If you leave the Company during the year, you will still receive a dividend. This dividend will be based on the stock in your account at the end of the calendar month in which you leave. (If you leave in June, for example, your dividend will be paid on the shares in your ESOP account as of June 30.)

Dividends on unallocated shares. The dividends on shares of stock that have not been allocated to participants' ESOP accounts will be used to repay the loan.

Taxes on dividends. When you receive a cash dividend, you will be required to pay taxes on it in the year you receive it. You will receive a 1099 DIV by January 31 of the year following your dividend payment for use in filing your taxes.

A fact worth noting. As you no doubt know, there are no guarantees where the stock market is concerned. Northern Trust stock is no exception. Even though Northern Trust stock has generally done exceptionally well, how its stock has performed to date doesn't affect how it will do in the future. But Northern Trust stock has paid a dividend every year since 1896. That's a fact worth noting.

Voting Your Shares

Being a shareholder means you have right to instruct the Trustee how to vote the shares of stock in your ESOP account. When issues come before shareholders for a vote, you will receive a proxy statement and material explaining the matters under consideration. You will also receive a proxy card. The proxy card is what you use to indicate your vote. The way you vote is kept strictly confidential by the Trustee.

The Trustee must follow ESOP participants' written instructions in voting shares credited to participants' accounts. Although it has the power to vote otherwise, the Trustee typically votes shares not yet allocated, and shares in participants' accounts for which it receives no instructions, in the same proportion as the shares voted by participants.

Tender offers. ESOP participation also gives you the right to confidentially tell the Trustee, in writing, how to respond to a tender or exchange offer for Northern stock in your account. (In general, tender or exchange offers are stock transactions that relate to acquisitions.) Unless inconsistent with its obligation to prudently manage the fund, the Trustee will not tender shares in participants' accounts for which it receives no instructions, nor will it tender or exchange shares not yet allocated.

PAYMENT OF YOUR ACCOUNT

The ESOP was established to enable you to share in Northern's success over the long term. For that reason, you are not allowed to make withdrawals or borrow against your account while you are actively employed by Northern. Keep in mind that if you have a financial need, you may be eligible for a loan or a withdrawal from your Thrift-Incentive Plan account. (See the TIP section of your Sourcebook for more details.)

When Your Account Is Paid

You will receive the vested value of your ESOP account when your employment with Northern ends. The distribution is made in shares of Northern stock. Partial shares of stock will be paid in cash. If you have a sufficient cash balance, it, too, can be converted to shares of Northern stock.

The Company will make every effort to ensure that you receive your distribution approximately four weeks after the end of the month following your last day paid. (See Other Information You Should Know, "Requesting A Distribution," page 35.)

Deferring Your Distribution

If the value of the stock in your ESOP account is more than $3,500, you don't have to take your distribution right away. You may delay it to the earlier of age 65 or death, in which case your balance will stay in your ESOP account. You may request the entire balance at any time later on; however, payment will not be made until four weeks following the end of the month in which your request is made. When you do request a distribution, you will have the same payout options that were available to you at the time you terminated. (See "Distribution Options . . . And Their Tax Consequences," below.)

How Distributions Are Made

Here's how the distribution of your ESOP account takes place.

- The ESOP shares in your account will either be registered in your name and distributed to you or registered to your IRA and distributed to that institution. Similarly, you will receive a check representing accrued dividends and any remaining money in your cash account reflecting partial shares and interest earned on dividends.

- You have the option to request that remaining cash, including dividends, be used to purchase whole share(s) of Northern Trust stock at current market value. Naturally, you must have enough money in your ESOP cash account to do this.

Distribution Options...And Their Tax Consequences

You have choices available when your shares are distributed to you. It is important to understand the tax consequences of your decision for either a direct rollover or one of the choices under a direct distribution.

Direct Rollover. You can request a direct rollover of your account balance to an Individual Retirement Account (or another employer's qualified retirement plan).

If you elect a direct rollover no taxes will be withheld and you will defer taxation until you take a distribution from the IRA.

Direct Distribution. You can request to have the shares of stock registered in your name in which case you have several options. All direct distributions are subject to mandatory tax withholding, which will be taken from your available cash; stock will not be sold to satisfy withholding requirements.

- 60 Day Rollover. You have 60 days following your distribution to roll over your account balance to an Individual Retirement Account. You can roll it over either by setting up the shares themselves in an IRA account or by selling the shares and rolling over the proceeds.

- Hold on to the stock. You can take your ESOP shares and hold on to them.

  When you take your ESOP distribution, you will be responsible for paying the income taxes that apply in the year you receive payment. The good news is that you pay taxes only on the original purchase price of the stock when it went into the ESOP (known as the "cost basis" of your shares). You do not pay taxes on any increases in the value of the stock until you actually sell the stock.

- Sell the stock. You can sell your distribution shares immediately and keep the equivalent cash.

  If you sell the shares and do not rollover the proceeds to an IRA or an other employer's qualified plan, you will be taxed on the current market value of the shares. If you take an ESOP distribution before you reach age 59-1/2, the 10% excise tax penalty for early distributions will apply. (See "Penalty On Early Distributions," page 34.)

Taking advantage of current tax laws. If you have at least five years of ESOP participation and are 59-1/2 years old or older, you may qualify under current tax law for a tax advantage called "five-year forward averaging." In general, five-year forward averaging can prevent payment of your account from forcing you into a higher tax bracket. You can take advantage of five-year forward averaging only once.

If you were at least age 50 before January 1, 1986 and you have at least five years of ESOP participation, you can use ten year forward averaging. It's similar to five-year forward averaging, only your taxes are calculated over a 10-year period instead of a five-year period. You can take advantage of this tax treatment only once, and you cannot use both five- and 10-year forward averaging.

Penalty On Early Distributions

In exchange for the tax advantages offered under employee stock ownership plans, the Internal Revenue Service imposes a 10% excise tax on any distribution you receive before you turn 59-1/2. The penalty tax is in addition to your regular income taxes.

Exceptions to the rule. You may be able to avoid the 10% penalty by rolling your account over to an IRA. The penalty tax also will not apply if:

- You retire under the Early Retirement provisions of the Northern Trust Company Pension Plan;

- the distribution is made to your beneficiary in the event of your death;

- you become totally and permanently disabled (and you qualify for Social Security disability benefits);

- the distribution is used for tax deductible medical expenses (that is, those expenses that are greater than 7.5% of your adjusted gross pay); or

- payment is made to an alternate payee, as mandated by a Qualified Domestic Relations Order.

Tax laws are complicated and subject to change. Individual tax treatment can vary greatly from employee to employee. You should consult a professional tax counselor or financial advisor before taking a distribution from the ESOP.

OTHER INFORMATION YOU SHOULD KNOW

Diversification Of Your Account

As you approach retirement age, you can diversify a portion of your ESOP share account into the Thrift-Incentive Plan's investment funds, or take the diversification-eligible shares in cash. This lets you reduce the risk of a loss in share value associated with stocks. To be eligible to diversify, you must meet three criteria:

- You must be 55 or older;

- have at least six years of service with the Company; and

- your ESOP share account must have a dollar value of at least $500.

Diversification is offered in March of each year. If you are eligible to diversify, the Benefits Division will notify you. You should also be aware that diversifications taken in cash are taxed as ordinary income and that a 10% penalty tax may apply as discussed under "Penalty on Early Distributions," to the left. You can elect to roll over this cash payment to an IRA account. Otherwise, 20% tax withholding will apply.

Diversifications to TIP. You can diversify your ESOP shares into any of the TIP funds except the Northern Trust Stock Fund. You'll find a detailed description of these investment funds in the TIP section of this Sourcebook.

You have six years to complete the diversification. Once eligible, you have six years to complete your investment diversification. In each of the first five years, you may diversify up to 25% of the total number of shares credited to your ESOP account. In the sixth year, up to 50% of the total number of shares may be diversified. Keep in mind that the total number of shares you can diversify reflects shares in your ESOP account minus any shares you have already diversified. The diversification formula looks like this:

25%* x (12/31 closing balance + prior diversification) - prior diversifications

*50% in the sixth year

No redeposits. Once you diversify shares or receive cash from the ESOP, you will not be able to redeposit the distribution to the ESOP. You may, however, change the way your investment is divided among funds if you choose to diversify into TIP.

Requesting A Distribution

You must complete an ESOP Payout Form in order to receive a distribution. You will receive your distribution about four weeks after the end of the month following your last day paid provided you have submitted your election form.

Leaves Of Absence

If you take an approved leave of absence (paid or unpaid), all of your absence period will be considered for ESOP vesting.

Reemployment

If your employment ends and you are later reemployed by Northern, when you come back, your past service will be counted for ESOP eligibility and vesting. How your absence period is counted depends on how long you were gone.

 . Less than one year. If you leave Northern and are reemployed within a year, your absence period and your prior service will count toward vesting.

 . More than one year. If your absence period was greater than one year, only your prior service (not your period of absence) will count toward vesting.

If you were eligible for the ESOP when you left Northern, you will automatically start participating again as soon as you return. If you left Northern before January 1, 1989 (the effective date of the ESOP), but were a TIP participant when you left, you are eligible for the ESOP immediately upon your return to work at Northern.

Buy backs. If your break in service was less than five years, you may redeposit the ESOP distribution you received when you left. If you redeposit (or "buy back") the distribution, any allocations that were forfeited when you left will be restored to your ESOP account. You have up to five years from your date of rehire to buy back the distribution.

A buy back deposit must be made in one cash payment, in an amount equal to the value of the distribution at the time you left. If you buy back your distribution, the amount restored to your ESOP account will equal the value of the Company contributions you forfeited when you left. For example, suppose you leave the Company when you are 80% vested and that the value of your ESOP account is $15,000. That means you take $12,000 with you (as stock, and cash) as your distribution, and forfeit $3,000. When you return to the Company, you can get $3,000 worth of shares at the current price back in your ESOP account by making one $12,000 cash payment to the ESOP within five years after you return. It doesn't matter what the stock is worth when you return. What matters is the value of your ESOP account when you left.

Your $12,000 will remain as cash invested in a short term investment fund. When you retire or subsequently terminate you will have the option of receiving the $12,000 buy back in shares.

  The previous sections of the Sourcebook describe the most important features of the Pension Plan, ESOP and TIP. They've been written in everyday language here, but each plan is governed by a legal, very formal, document. We tell you this in case there is ever any difference between what a plan document says and the way we've described the plan here, because if that happens, it is the document that is followed in determining your benefits.

  There are also a number of other facts you should know about the administration of our benefits. While we think you should be aware of all of this information, and would have given it to you anyway, the Company is actually required by law to present it to you, in some cases in the words and format you'll find here.


Future Of The Plans

Northern Trust has every intention of continuing the Pension Plan, Thrift-Incentive Plan and Employee Stock Ownership Plan. But because conditions might change unexpectedly, the Company reserves the right to amend, modify, suspend, or even terminate any or all of the plans at any time. Termination of the plans is unlikely. But if it happens, you will automatically be considered fully vested in the benefits you had earned as of the termination date.

Plan Limitations

The Internal Revenue Service limits the amount you and the Company can contribute to all retirement-type plans sponsored by the Company. If the total combined benefit you receive from the ESOP, the Pension Plan and TIP exceeds this limit, benefits from the Pension Plan will be adjusted. When this applies, you may receive a payment from the Supplemental Pension Plan. Payments from this plan are taxed as ordinary income and do not receive any of the special tax treatment available for payments from the Qualified Pension Plan. In most cases, these limits apply only to highly-paid executives. If you are affected, the Benefits Division will notify you.

Tax Laws

Our plans are governed by the rulings of the Internal Revenue Service and current tax laws. If there are any changes in the current tax laws or in the IRS rulings, our plans will be amended to stay in compliance.

Insured Pension Benefits

Our Pension Plan benefits are protected by the Pension Benefit Guaranty Corporation (PBGC). The PBGC is a government agency that insures certain benefits provided by defined benefit plans (our Pension Plan, for example; TIP and ESOP are what's known as defined contribution plans and, as such, are not insured by the PBGC). The PBGC generally guarantees the payment of most vested age-65 retirement benefits, early retirement benefits, and certain disability and survivors' pensions just in case the plan terminates and does not have enough assets to pay for benefits earned by employees. However, the PBGC does not guarantee all kinds of benefits, and the amount of benefit protection is limited.

The PBGC guarantees vested benefits at the level in effect on the date of plan termination. However, if a plan had been in effect for less than five years, or if benefits had been increased within five years of plan termination, the entire amount of the plan's vested benefits or the benefit increase may not be guaranteed. In addition, there is a ceiling, which is adjusted periodically, on the amount of monthly benefit that the PBGC guarantees.

You can get more information on PBGC insurance from the Benefits Division or from the PBGC itself. Write to: Pension Benefit Guaranty Corporation, Office of Communications, 1200 K Street, N.W., Washington, D.C. 20005-4026 or call them at
(202) 326-4000.

Ownership Of Benefits

The benefits described here are exclusively for Northern Trust plan participants and their beneficiaries. You cannot assign, transfer, or sell your benefits for any reason except as provided by law. For example, in the event of a Qualified Domestic Relations Order, benefits may be payable to someone other than your designated beneficiary. (A Qualified Domestic Relations Order is a court order providing for child support, alimony or marital property rights to a spouse, former spouse, child or other dependent, according to a state domestic relations law.)

How Benefits Can Be Forfeited Or Delayed

The Pension Plan, TIP and ESOP are designed to provide you with a source of retirement income. But there are certain situations under which benefits can be forfeited or delayed. Most of these circumstances are spelled out in each plan's description, but you can also forfeit or delay payment of your benefit if:

 . You (or your beneficiary) do not file an application for benefits;

 . you do not furnish information requested to complete or verify your application for benefits; or

 . your current address is not on file with the Benefits Division.

Your Rights Under ERISA

Northern Trust has prepared this Sourcebook to help you understand how your benefit plans work, the benefits they provide, and the steps you must follow to take full advantage of them. The Employee Retirement Income Security Act of 1974 (ERISA) also provides you with certain rights regarding your Northern benefits.

Access to documents. In addition to the information in this Sourcebook, ERISA requires that you have access to other facts about your benefits. A summary of each plan's annual financial report is due to you annually. Also, the detailed report called a "5500," is available for your review. You may also examine plan documents (plan texts, for example) and other documents Northern files with the U.S. Department of Labor. These are available for you to examine without charge in the Benefits Division during normal working hours.

You can get a copy of any of these documents, at a reasonable charge, by making a written request to the TIP/ESOP or Pension Plan Representatives. Northern Trust will respond promptly. If you request any plan documents in writing and do not receive them within 30 days (unless the delay is beyond the Company's control), you have the right to file suit in a federal court. Northern Trust may be required to pay you up to $100 for each day's delay.

Statements. Throughout your career with Northern Trust, you'll be kept up-to-date on your benefits through a series of personalized statements: TIP statements are prepared and distributed quarterly; ESOP once a year; and a comprehensive benefit statement that includes a snapshot of your Pension Plan benefits is also given out annually. Your annual statement shows what you've earned to date and what you can expect at retirement from all three plans.

If you don't automatically get this information from us in a particular year, here's what you have a right to know: whether you have a benefit under the Pension Plan at normal retirement age (age 65) and if so, what your benefits would be at normal retirement age if you stop participating now. If you do not have a right to a benefit under the Pension Plan, you will be told how many more years you have to participate to get one. You can get this information once a year, free of charge, by requesting it in writing from the Pension Plan Representative.

Fiduciaries. You also have the right to expect that the people who are responsible for the operation of the plans act prudently and in the best interest of all participants. These people are called "fiduciaries" and it is the Company's policy that they actively safeguard your retirement benefits. If a fiduciary violates the requirements of ERISA, he or she may be removed.

Exercising Your Rights

There are a number of federal laws that protect your rights as a Plan participant. Northern Trust cannot dismiss you or discriminate against you to prevent you from either getting your benefits or exercising any of your rights.

There are steps you can take to enforce your rights under ERISA. For instance, if a fiduciary has misused funds or if you are discriminated against for asserting your rights, you may ask the Department of Labor for help or you may file suit in a federal court. We doubt that you will ever find it necessary to go to court or sue, but the right is yours nonetheless.

If Your Claim Is Denied

If you are denied benefits, or are dissatisfied with the benefits provided, you can request a review of your claim from the Benefits Division. The Benefits Division will explain the reasons for the denial.

If you still believe that you are entitled to benefits that were denied, you may file a written claim for benefits with the Employee Benefit Administrative Committee (The "Committee").

Within 90 days after receipt of your claim, the Benefits Division will provide you with written notice of the Committee's determination. If the claim is denied, the notice will explain:

 . The specific reasons for the denial;

 . Specific reference to pertinent plan provisions on which the denial is based;

 . A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary; and

 . Appropriate information as to the steps to be taken if you wish to submit your claim for further review.

If you are dissatisfied with the determination of the Committee, a final written appeal may be made to the Committee requesting that the claim be reconsidered with any new information that is available. Your final appeal must be filed within 60 days of the date you receive the denial notice. A second decision will then be made by the Committee according to the provisions of the Plan, no later than the date of the Committee meeting which immediately follows the Committee's receipt of your request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a decision will be made no later than the date of the second meeting following the Committee's receipt of your request for review.

You will be notified of the decision within a reasonable time after the Committee meeting in which your request for review is considered. The Committee's decision shall be in writing and include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based.

If your application for benefits is denied or ignored, entirely or partially, you have the right to sue in state or federal court. The court will decide who should pay the court costs and legal fees. If you win, the court may order Northern to pay the costs or fees; if you lose, the court may order you to pay these costs and fees (for example, if it finds your claim frivolous).

Where to find more information. If you need additional information or have any questions about your plan benefits or your rights under the law, contact a TIP/ESOP Representative. If you have any questions about this statement or about your legal rights, you may contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor, in which case, you will need the plan facts on the following page.

Plan Facts

Employer/Plan Sponsor
The Northern Trust Company

A complete list of participating employers may be obtained from the Plan Administrator.

Address
50 South LaSalle Street
Chicago, Illinois 60675

Telephone
(312) 630-6000

Employer Identification Number (EIN)
36-1561860

Plan Administrator
The Northern Trust Company
Employee Benefit Administrative Committee
50 South LaSalle Street
Chicago, Illinois 60675
(312) 630-6000

Plan Year
January 1 - December 31

Trustee
The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675

Agent for Service of Legal Process
Any attorney in the Legal Department of The Northern Trust Company at the above address.



--------------------------------------------------------------------------------------------------
Plan      Official Name       Type of Plan    Number      Plan         Funding      Source of
                                                      Administrator    Medium     Contributions
Pension   The Northern       Defined benefit   001    Employee        Trust       Funded entirely
Plan      Trust Company      pension                  Benefits        Agreement   with Company
          Pension Plan                                Administrative              contributions as
                                                      Committee                   actuarially
                                                                                  determined


TIP       The Northern       Defined           002    Employee        Trust       Funded with
          Trust Company      contribution             Benefits        Agreement   employee
          Thrift-Incentive   profit-sharing           Administrative              contributions
          Plan                                        Committee                   and Company
                                                                                  contributions


ESOP      Northern Trust     Defined           003    Employee        Trust       Funded entirely
          Employee Stock     contribution             Benefits        Agreement   with Company
          Ownership Plan     stock bonus              Administrative              contributions
                                                      Committee
--------------------------------------------------------------------------------------------------

                                                        Calendar of Events
-----------------------------------------------------------------------------------------------------------------------------------
       January                  February             March                     April                 May            June
1   4th Quarter           1  Annual ESOP     17*  Restriction on       1   1st Quarter ESOP                   17* Restriction
    ESOP dividend            statement            Northern Trust           dividend paid into                     on Northern
    paid into account        distributed          Stock Activity           account                                Trust Stock
                                                  in TIP starts                                                   Activity
                                                                                                                  in TIP starts

1   Quarterly Enrollment                     20   ESOP                 1   Quarterly                          30* Annual Statement
    Date                                          diversification          Enrollment Date                        of Benefits
                                                  elections due                                                   distributed

19* Restriction on                                                     1   Age 70-1/2
    Northern Trust                                                         initial
    Stock Activity                                                         distributions
    in TIP ends                                                            . TIP
                                                                           . ESOP
                                                                           . Pension

30  4th Quarter TIP                                                    19* Restriction on
    statement                                                              Northern Trust
    distributed                                                            Stock Activity
                                                                           in TIP ends

                                                                       30  1st Quarter TIP
                                                                           statement
                                                                           distributed
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
       July                  August                 September               October              November           December

1   2nd Quarter                              17*  Restriction on       1   3rd Quarter         30  ESOP       17* Restriction on
    ESOP dividend                                 Northern Trust           ESOP dividend           dividends      Northern Trust
    paid into account                             Stock Activity           paid into               paid out       Stock Activity
                                                  in TIP starts            account                 in cash        in TIP starts



1   Quarterly                                                          1   Quarterly                          31  TIP Company
    Enrollment                                                             Enrollment                             Match awarded
    Date                                                                   Date

19* Restriction on                                                     19* Restriction on                     31  ESOP stock
    Northern Trust                                                         Northern Trust                         allocation
    Stock Activity                                                         Stock Activity
    in TIP ends                                                            in TIP ends
                                                                                                              31   Age 70-1/2
                                                                                                                   ongoing
                                                                                                                   distributions
30  2nd Quarter TIP                                                    30  3rd Quarter TIP                         . TIP
    statement                                                              statement                               . ESOP
    distributed                                                            distributed                             . Pension
-----------------------------------------------------------------------------------------------------------------------------------

*Dates are approximate and may change by year.+
(C) The Northern Trust Company
January, 1996